UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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UCBH Holdings, Inc.

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555 Montgomery Street
San Francisco, California 94111
(415) 315-2800

April 20, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of UCBH Holdings, Inc. (“UCBH,” the “Company,” “we,” or “our”), which will be held on Thursday, May 21, 2009, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California.

At the Meeting, the stockholders will consider and act upon the election of five directors nominated by the Board, a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock, a non-binding advisory resolution to approve the compensation of the Company’s named executives, and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Furthermore, we will report on the performance of the Company. Members of our Board of Directors and management, as well as representatives of KPMG LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted and to make a statement if they wish. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.

For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees for directors specified under Proposal 1, “FOR” the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock under Proposal 2, “FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executives under Proposal 3, and “FOR” the ratification of the Board of Directors’ appointment of KPMG LLP as the Company’s independent registered public accounting firm, as specified under Proposal 4.

Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all of the employees of UCBH, we thank you for your continued interest and support. We look forward to seeing you at the Meeting.

Sincerely,

Thomas S. Wu
Chairman of the Board
President and Chief Executive Officer

555 Montgomery Street
San Francisco, California 94111
(415) 315-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Meeting”) of UCBH Holdings, Inc. (the “Company”) will be held on May 21, 2009, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, for the following purposes:

1.	To elect four Class II directors nominated by the Board to serve until the 2012 Annual Meeting of Stockholders and one Class III director nominated by the Board to serve until the 2010 Annual Meeting of Stockholders;

2.	To vote upon a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock;

3.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executives;

4.	To ratify the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2009; and

5.	Such other matters as may properly come before the Meeting.

Stockholders owning UCBH Holdings, Inc. shares at the close of business on March 31, 2009, are entitled to attend and vote at the Meeting and any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary

San Francisco, California
April 20, 2009

PROPOSAL 1. ELECTION OF DIRECTORS	3
COMPENSATION DISCUSSION & ANALYSIS	11
PROPOSAL 2. PROPOSAL TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	35
PROPOSAL 3. VOTE ON A NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVES	36
PROPOSAL 4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37
INDEPENDENT AUDITOR FEES	38
ADDITIONAL INFORMATION	39
EXHIBIT A CHARTER OF THE AUDIT COMMITTEE	A-1
EXHIBIT B PROPOSED AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF UCBH HOLDINGS, INC.	B-1

IMPORTANT NOTICE

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our fiscal 2008 Annual Report to Stockholders are available on the Internet at our web site at http://www.ucbh.com. Additionally, and in accordance with new SEC rules, you may access our proxy statement at http://bnymellon.mobular.net/bnymellon/ucbh, where the Company cannot identify visitors to the site.

REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the companies provide advance notice and follow certain procedures. In cases where companies send a single set of annual disclosure documents to a household, the stockholders at such household shall continue to receive a separate notice of the annual meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. The Company has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Company’s Common Stock held through such brokerage firms. If your family has multiple accounts holding Common Stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement and/or the Company’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to “household,” and thereby receive multiple copies.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2009

Solicitation and Voting of Proxies

This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (“UCBH,” the “Company,” “we,” “us,” or “our”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), to be held on May 21, 2009, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any adjournments thereof.

Stockholders of record at the close of business on March 31, 2009 (the “Record Date”) will be entitled to vote at the Meeting. As of such date, the Company had issued and outstanding 120,436,096 shares of Common Stock, $0.01 par value (“Common Stock”). Each such share entitles its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors. At least 60,218,049 shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum.

The 2008 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2008, accompanies this Proxy Statement, which is first being mailed to recordholders on or about April 20, 2009.

Voting Securities

The securities which may be voted at the Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.

The close of business on March 31, 2009 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 120,436,096 shares.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

As for the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of the nominees for director proposed by the Board of Directors. Under our bylaws, the election of a director requires a majority of votes cast in uncontested elections. Majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes cast. If a nominee who already serves as a director does not receive a majority of votes cast in an uncontested election, the director shall tender his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, and whether other action should be taken. The Board will act following the Committee’s recommendation and publicly disclose the Board’s decision and the rationale behind it within 90 days from the date of the certification of the election results by the inspector(s) of elections. A director who tenders his or her resignation will not participate in the Board’s decision with respect to the resignation.

As for the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation as set forth in Proposal 2, the non-binding advisory resolution to approve the compensation of the Company’s named executives as set forth in Proposal 3, and the ratification of the Board of Directors’ appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009, as set forth in Proposal 4, a stockholder may, by checking the appropriate box: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal.

Under Delaware law and the Company’s bylaws, the affirmative vote of a majority of the votes present at the Meeting, in person or by proxy, and entitled to vote thereat is required to constitute stockholder approval and ratification of Proposals 2, 3 and 4.

If you sign and return the proxy card, but do not indicate on the proxy card how you wish to vote, your shares will be voted in accordance with the recommendations of the Board for Proposals 1, 2, 3, and 4 (“FOR” all of the nominees for director to the Board, “FOR” the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock, “FOR” the approval of a non-binding resolution regarding the compensation of the Company’s named executives, and “FOR” the ratification of the appointment of the independent registered accounting firm). Shares as to which the “ABSTAIN” box has been selected will be counted as present at the Meeting for purposes of determining the presence of a quorum and will be counted as a vote “AGAINST” that issue for Proposal 2. Shares as to which the “ABSTAIN” box has been selected will be counted as present at the Meeting for purposes of determining the presence of a quorum, but not as an affirmative vote on that issue for Proposal 3 and Proposal 4. Any broker non-vote also will be counted as present at the Meeting for purposes of determining the presence of a quorum, but will not be counted as voted.

Solicited proxies will be returned to our transfer agent, BNY Mellon Shareowner Services, and will be tabulated by the inspector(s) of election designated by the Board of Directors, who will not be employed by, or be a director of, UCBH or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to us for safekeeping.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.

ELECTION OF DIRECTORS

Our Board of Directors currently has ten (10) members and is divided into three classes with three (3) Class I directors, four (4) Class II directors, and three (3) Class III directors. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of United Commercial Bank (the “Bank”), our wholly-owned subsidiary. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Directors serve until their successors are elected and qualified.

At this year’s Meeting, the term of our Class II directors will expire. The four nominees proposed for election as Class II directors at the Meeting are Messrs. Howard T. Hoover, Joseph J. Jou, David S. Ng, and Daniel P. Riley. As previously disclosed on Form 8-K filed March 10, 2009, Mr. James Kwok, a Class II director, has announced his retirement from the Board and will not stand for reelection when his term expires at the Annual Meeting. Additionally, Mr. Qingyuan Wan, a Class III director, has been nominated for election to serve until the 2010 Annual Meeting. As disclosed on Form 8-K filed on September 26, 2008, Mr. Wan was appointed as a director on September 25, 2008 to fill the vacancy that was created due to the resignation of Ms. Pin Pin Chau on July 25, 2008. Pursuant to the Investment Agreement dated October 7, 2007, between UCBH Holdings, Inc. and China Minsheng Banking Corp., Ltd. (“Minsheng”), Minsheng recommended Mr. Wan to serve on the Board of Directors of the Company following the closing of the first phase of the investment. All nominees were recommended by the Nominating Committee to the Board of Directors. The Board has determined that each of the nominees standing for election is independent [as defined in Rule 4200(a)(15) of the NASDAQ listing standards]. Other than Mr. Wan, no person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

All nominees have consented to being named in this Proxy Statement and to serve if elected. In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE STOCKHOLDERS VOTE “FOR”
THE ELECTION OF HOWARD T. HOOVER, JOSEPH J. JOU,
DAVID S. NG, DANIEL P. RILEY, AND QINGYUAN WAN
AS DIRECTORS OF UCBH HOLDINGS, INC.

Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers of the Company

The following table sets forth, as of the Record Date, the name of each director nominated by the Board for election at the Meeting and each continuing director of the Company, such person’s age and position with the Company and, the year in which such person became a director and the year in which such person’s term (or in the case of a nominee, his/her proposed term) as director of the Company will expire.

			Director	Term
Nominees for Directors	Title(1)	Age	Since(2)	to Expire

Howard T. Hoover	Nominee	64	—	2012
Joseph J. Jou	Lead Director	62	2003	2012
David S. Ng	Director	60	2006	2012
Daniel P. Riley	Director	57	2008	2012
Qingyuan Wan	Director	44	2008	2010

			Director		Term
Continuing Directors	Title(1)	Age	Since(2)		to Expire

Li-Lin Ko	Director	59	2000		2011
Richard Li-Chung Wang	Director	64	2005		2011
Dr. Godwin Wong	Director	59	1998	*	2010
Dennis Wu	Director	67	2005		2011
Thomas S. Wu	Chairman of the Board of Directors, President and Chief Executive Officer	50	1998	**	2010

Footnotes:

*	Dr. Godwin Wong has served as a director of the Bank since 1994.

**	Mr. Thomas S. Wu also served as a director of the Bank from 1995 to 1996.

(1)	Titles are for both the Company and the Bank unless otherwise indicated.

(2)	The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.

The nominees for directors and the continuing directors have provided the following information about themselves.

Nominees for Directors:

Mr. Howard T. Hoover retired in June 2007 as a Senior Partner at Deloitte & Touche LLP after a 34-year career in various client service and leadership roles. His client service roles included primary responsibility for audit, regulatory reporting and compliance, accounting pronouncements and audit standards implementation, risks and internal control assessments and implementations, corporate governance practices, and other audit and accounting related services. His leadership roles included partner in charge of Deloitte’s Northern Pacific Region Financial Services Practice. Subsequent to his retirement as an active partner in June 2007, he returned to service as a Senior Advisor to Deloitte’s Northern Pacific Region Enterprise Risk Services Group through December 2008. Mr. Hoover holds a bachelor’s degree from Lehigh University and a master’s degree from Michigan State University. Additionally, Mr. Hoover has been active with professional and civic organizations, including Banking Committee of the California Society of Certified Public Accountants; American Institute of Certified Public Accountants; California Banker’s Association; Commonwealth Club of California, for which he served as Governor and Treasurer; and Japan Society of Northern California, for which he served as Director and President.

Mr. Joseph J. Jou was appointed as a director of the Company and the Bank on July 16, 2003. Mr. Jou was co-founder and formerly served as Vice Chairman of First Continental Bank, which was acquired by the Company on

July 11, 2003. He currently serves as the Chairman of Pacifico Insurance Agency. Mr. Jou attended Feng Chia University in Taichung, Taiwan, and has a B.S. in International Trade. He studied business administration at the graduate school of Morehead State University in Kentucky. Mr. Jou has studied commercial banking at California State University, Fullerton. Since 2006, Mr. Jou serves as advisory Board member at Pacific Rim Bankers Program, Foster School of Business, University of Washington.

Mr. David S. Ng was elected director of the Company and the Bank on May 18, 2006. He has over 23 years of experience in investment management and residential development. Since 2001, Mr. Ng has been the President and Managing Member of Greenwood Equities Group, LLC, for which he manages and directs investments in stocks, bonds, options, mutual funds, derivatives, private equity placements, and venture capital offerings. Since 1992, Mr. Ng has served as the President of Golden Gateway Associates, a real estate property investment firm. Mr. Ng also served as President and Managing Member of Wolf Development Co., LLC, a residential development firm, from 1999 to 2006. Additionally, from 1975 to 1981, Mr. Ng served as an Associate and Assistant Professor of Accounting at the Stanford University Graduate School of Business. Mr. Ng holds an A.B. in Mathematics, a B.S. in Economics, and an M.B.A. and a Ph.D. in Business Administration from the University of California, Berkeley. He is also a California-licensed general building contractor.

Mr. Daniel P. Riley was appointed as a director of the Company and the Bank on November 24, 2008. Mr. Riley had a 33-year career at Bank of America, where he served until 2004 as President of Global Treasury Services, a division with approximately 12,500 employees in over 30 countries. During his career at Bank of America, Mr. Riley managed multiple divisions, including Merchant Credit Card, Consumer Operations, Corporate Operations, Data Centers, Teleservicing, Branch Operations, Procurement, Cash Vault, and Item Processing. In addition, Mr. Riley spent eight years managing Global Treasury Services, which included Domestic and International Cash Management and Trade Finance for small businesses, middle market and large corporate clients, including 80% of the Fortune 500 Companies. Mr. Riley retired from Bank of America in 2004. Mr. Riley holds a B.A. degree from California State University in San Francisco, and an M.B.A. degree from Golden Gate University in San Francisco.

Mr. Qingyuan Wan was appointed as a director of the Company and the Bank on September 25, 2008. Mr. Wan has served as Director of the Board Office of Minsheng Bank since October 2007, with primary responsibilities for the Board’s daily operations and its special committees. Previously, Mr. Wan was the Deputy General Manager of the Corporate Culture Department from June 2006 to October 2007, responsible for Minsheng’s corporate culture promotion, brand management and large-scale promotion activities. Prior to that position, Mr. Wan was Deputy Director of the Executive Office from June 2003 to June 2006, in charge of senior management’s administrative affairs and public relations, in addition to having served as liaison with government regulators. From 2001 to 2003, Mr. Wan was Minsheng’s Public Relations Division Director of the Executive Office, with responsibilities in public relations and branding design. Prior to joining Minsheng Bank, Mr. Wan served as the Deputy Director of the Journalist Department of the Financial Times under the People’s Bank of China, the central bank of China. Mr. Wan holds a bachelor’s degree in finance from Xiamen University of China.

Continuing Directors:

Ms. Li-Lin Ko was appointed as a director of the Company and the Bank effective January 1, 2000. She is a Certified Public Accountant and a licensed California Real Estate Broker. Prior to her retirement as a Finance Executive, Ms. Ko held the position of Executive Vice President — Finance at Pacific Shore Funding in Lake Forest, California from 1999 to 2003, and as a Chief Financial Officer at several financial institutions, including Plaza Home Mortgage Corporation (a publicly traded savings and loan holding company). Ms. Ko holds a bachelor’s degree in accounting from California State University, Fullerton. She was formerly with Arthur Young & Company (now Ernst & Young).

Mr. Richard Li-Chung Wang was appointed as a director of the Company and the Bank on May 19, 2005. He has been an Executive Director of Johnson Electric Holdings Limited since 1992. Johnson Electric, a company listed on The Stock Exchange of Hong Kong Limited since 1984 and included in the Hang Seng Index as a constituent stock, is a global leader in the manufacturing of motors and motion-related products for automotive, commercial, and industrial markets. Mr. Wang joined Johnson Electric in 1970 and thereafter helped establish the

Johnson Motor business as an internationally recognized brand. Today, Johnson Electric employs approximately 38,000 people in 20 countries. Mr. Wang holds a B.S. and an M.S. in Electrical Engineering from the University of California, Berkeley.

Dr. Godwin Wong has been a director of the Bank since 1994 and of the Company since 1998. He has served on the boards of directors of several California banks and corporations. He currently serves as a director of MedioStream, Inc. and ecSolution Corporation Limited. He has a Ph.D. from Harvard and has been on the faculty of the Haas School of Business at the University of California, Berkeley for 24 years. He has lectured/conducted business executive training in 20 countries in the areas of strategic planning, entrepreneurship, information management and venture capital. Dr. Wong has held a California Real Estate Broker’s License for two decades.

Mr. Dennis Wu retired as Executive Vice President and Chief Financial Officer of the Company and the Bank effective March 3, 2008, and subsequently coordinated special projects for the Company for the remainder of 2008. Mr. Wu has returned to his consulting practice advising senior executives of companies doing business in Greater China as well as Chinese businesses seeking to penetrate the U.S. market. Previously, Mr. Wu was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on June 9, 2005, and was elected as a director of the Company and the Bank on May 19, 2005. Prior to that, Mr. Wu retired after a 37-year career at Deloitte & Touche LLP, where he served as National Managing Partner for the firm’s Chinese Services Group from June 2000. A partner at Deloitte from 1979 to 2005, Mr. Wu initiated and grew the Chinese Services Group into a seamless entity within Deloitte’s global structure. The Chinese Services Group advises U.S. companies doing business in China, as well as Chinese businesses seeking to penetrate the U.S. market. Previously at Deloitte, Mr. Wu served as partner-in-charge of the firm’s Enterprise Group in Northern California, which includes its banking, savings and loans, securities brokerage, insurance, real estate, healthcare, and not-for-profit clients.

Mr. Thomas S. Wu was appointed Chairman, President, and Chief Executive Officer of the Company and the Bank on October 10, 2001. Prior to this appointment, he served as President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu served as the Executive Vice President and Director of the Bank since September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong, where he was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996, when, in addition to heading up the retail banking division, he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served as Vice President, Regional Manager, of the Bank’s Southern California Retail Banking Division from 1991-1992.

No director, nominee, or executive officer of the Company or the Bank is related to any other director, nominee, or executive officer by blood, marriage or adoption.

CORPORATE GOVERNANCE

Code of Conduct

Our Board of Directors and senior management are committed to high corporate governance standards. Good corporate governance is vital to our continued success. The Company and the Bank have adopted a Code of Conduct that applies to the employees, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and directors of the Company and the Bank. The Code of Conduct is posted on the Company’s website at http://www.ucbh.com and can also be obtained free of charge by sending a written request to the Company’s Corporate Secretary at 555 Montgomery Street, San Francisco, CA 94111. Any changes or waivers to the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed on the Company’s website.

The Board annually reviews and updates our corporate governance policies and the charters of the Board committees in response to evolving “best practices” and reviews the results of annual Board and committee evaluations.

Board Independence

Our Board of Directors has determined that each of our directors is an “independent director” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards, other than Mr. Thomas S. Wu and Mr. Dennis Wu. Each of our Audit, Credit, Nominating, and Compensation Committees is composed only of independent directors. Messrs. Thomas Wu and Dennis Wu are not independent because of their positions at the Company as President and Chief Executive Officer, and as the former Chief Financial Officer, respectively.

Lead Director

During 2008, Mr. Joseph Jou served as the Lead Director of the Board of Directors of the Company. On October 23, 2008, our Board of Directors re-elected Mr. Joseph Jou as Lead Director for another term of one (1) year, effective January 1, 2009, subject to rotation or as otherwise determined by the Board. The Lead Director’s responsibilities are to convene and chair executive sessions of the independent directors, provide feedback to the Chairman/Chief Executive Officer on executive sessions, and serve as an interim Chairman in the event that the existing Chairman becomes incapacitated. The Lead Director receives an annual retainer of $6,000 (in addition to other director compensation) for his service as Lead Director.

Communication with the Board of Directors

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 555 Montgomery Street, San Francisco, California 94111.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met eight times (five regular meetings and three special meetings) during the fiscal year ended December 31, 2008. During 2008, all members of the Board attended the Board meetings except in two instances where a member was absent. Directors are encouraged to attend annual meetings of the Company’s stockholders. All nine of the then current directors attended the last annual meeting of stockholders.

The members of the Company’s Board of Directors also comprise the Bank’s Board of Directors. The Bank’s Board of Directors has the same committees as the Company’s with the same members as the Company’s committees.

Board Structure and Committee Composition.  As of the date of this Proxy Statement, the Board has ten directors and the following five standing committees: (1) Audit, (2) Compensation, (3) Credit, (4) Investment, and (5) Nominating. The membership of each of the committees during the fiscal year ended December 31, 2008, and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at http://www.ucbh.com.

Executive Sessions of the Board of Directors.  UCBH’s non-employee, independent directors meet regularly in executive sessions. In the fiscal year ended December 31, 2008, there were ten executive sessions, chaired by the Lead Director.

Name of Director	Audit		Compensation		Credit	Investment		Nominating
Non-Employee Directors:
Pin Pin Chau(1)	(X	)				(X	)
Joseph J. Jou(2)	X		X	*	X			(X	)
Li-Lin Ko	X	*				X
James Kwok					X			X
David S. Ng(3)	X					X	*	X
Richard Li-Chung Wang			X					X	*
Dr. Godwin Wong			X		X*
Qingyuan Wan(4)						X		X
Daniel P. Riley(5)						X
Employee Directors:
Dennis Wu(6)						X
Thomas S. Wu
Number of Meetings in Fiscal 2008	16		7		4	7		4

X = Committee member; * = Chair; (X) = Former Committee member

(1)	Ms. Chau’s last meeting as a member of the Board of Directors was on July 24, 2008. Ms. Chau’s last meeting as a member of the Audit Committee was May 7, 2008, and Ms. Chau’s last meeting as a member of the Investment Committee was July 23, 2008. Ms. Chau resigned as a member of the Board effective July 25, 2008.

(2)	Mr. Jou’s first meeting as a member of the Audit Committee was July 23, 2008. Mr. Jou’s last meeting as a member of the Nominating Committee was April 23, 2008.

(3)	Mr. Ng’s first meeting as a member of the Nominating Committee was July 23, 2008.

(4)	Mr. Wan’s first meeting as a member of the Investment Committee was October 22, 2008. Mr. Wan’s first meeting as a member of the Nominating Committee was October 22, 2008.

(5)	Mr. Riley was appointed as a member of the Investment Committee on November 24, 2008.

(6)	Mr. Dennis Wu retired as Executive Vice President and Chief Financial Officer on March 3, 2008. However, he has remained an active member of the Board, and attended all meetings of the Board of Directors, in addition to being a member of the Investment Committee.

Audit Committee of the Board of Directors.  The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and is responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations, including those pertaining to compliance, as they relate to accounting, auditing, and financial reporting. Each member of the Audit Committee is independent, as independence for audit committee members is defined by NASDAQ and SEC rules. Ms. Li Lin Ko and Mr. David Ng each qualifies as an “audit committee financial expert” as defined by SEC regulations. The Audit Committee met sixteen times during the fiscal year ended December 31, 2008. In October 2008, the Board adopted a revised written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement and is also available on our website at http://www.ucbh.com. The report of the Audit Committee is set forth below.

Compensation Committee of the Board of Directors.  The Compensation Committee reviews and recommends to the Board of Directors compensation for the Chief Executive Officer and the Executive Vice Presidents of the Company and the Bank, and the adoption, amendment and implementation of compensation and other benefit plans, including stock option plans, for the directors, corporate officers, and senior executives of the

Company and the Bank. The Compensation Committee met seven times during the fiscal year ended December 31, 2008. The Compensation Committee annually reviews its charter and in October 2008, adopted a revised written charter, a copy of which is available on our website at http://www.ucbh.com. The report of the Compensation Committee is set forth below.

Credit Committee of the Board of Directors.  The Credit Committee is responsible for approving credit policies, monitoring the overall credit risk profile for the Company and the Bank and monitoring the allowance for loan losses. The Credit Committee met four times during the fiscal year ended December 31, 2008. The charter of the Credit Committee was revised in January 2009 and a copy is available through the Company’s website at http://www.ucbh.com.

Investment Committee of the Board of Directors.  The Investment Committee is responsible for the asset and liability management, investment strategies and activities related to interest rate and liquidity risks. The Committee assists the Board in establishing and maintaining appropriate regulatory capital ratios and approves the Asset/Liability Policy developed by the Company and the Bank in accordance with applicable laws and regulations and Board-approved overall strategies. The Investment Committee met seven times during the fiscal year ended December 31, 2008. The charter of the Investment Committee was revised in January 2009 and a copy is available through the Company’s website at http://www.ucbh.com.

Nominating Committee of the Board of Directors.  The Nominating Committee identifies, recruits, interviews, evaluates and nominates individuals for election as directors of the Company. The Nominating Committee met four times during the fiscal year ended December 31, 2008. The charter of the Nominating Committee was revised in January 2009 and a copy is available through the Company’s website at http://www.ucbh.com.

The Nominating Committee utilizes a number of methods for identifying and evaluating candidates for director. The Nominating Committee, on a periodic basis, assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee may consult with current Board members, professional search firms, stockholders or other parties, to identify various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.

The director nomination process is designed to ensure that the Company’s Board of Directors includes members with backgrounds, skills and experience, including relevant financial and other expertise, appropriate to the Company’s business taking into account the current Board members and the specific needs of the Company. While the Nominating Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors, the Nominating Committee seeks individuals who have displayed high ethical standards, integrity and sound business judgment as well as relevant business or finance experience. Candidates for nomination are considered without regard to the source of their nomination.

The Nominating Committee will consider recommendations for director nominees that are submitted by stockholders in writing in accordance with the requirements set forth in Article III, Section 15 of the Company’s bylaws. The procedure set forth in the Company’s bylaws provides that a notice relating to the recommendation must be timely given in writing to the Secretary of the Company prior to the annual meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described in the Stockholder Proposals section. Such notice must be accompanied by the recommended nominee’s written consent, contain information relating to the business experience and background of such nominee and contain information with respect to the recommending stockholder and persons acting in concert with the recommending stockholder. The Nominating Committee makes recommendations to the Board of Directors with respect to such nominees and works with the Board to insure that qualified nominees are given appropriate consideration without regard to the source of the nominations. The Board of Directors retains sole and complete discretion as to the individuals to be nominated by the Board.

The Nominating Committee has not received any recommendations for director nominees from any of the Company’s stockholders in connection with the Meeting. There were no fees paid to any third party to identify or to evaluate the director nominees for this Meeting.

In furtherance of good corporate governance principles and to improve the performance of the Board, all members of the Board participate annually in a Board Performance Evaluation using the Board Self-Assessment Questionnaire developed by the Nominating Committee.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

In discharging its oversight responsibility for the audit process, each year the Audit Committee obtains from its independent auditors a formal written statement describing their relationships with the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discusses with the auditors any relationships that may impact their objectivity and independence, and satisfies itself on the auditors’ independence.

The Audit Committee reviews with the Company’s independent auditors the overall scope and plans for their audit and the results of internal audit examinations. The Audit Committee also reviews the overall scope and plans for the audit conducted by the Internal Audit Department, as well as the results of their examinations. The Audit Committee discusses with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process. In that regard, the Audit Committee and its Chairman have had a number of discussions to address with management and with the Company’s independent auditors, together and separately, the control matters discussed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

On an annual basis, the Audit Committee discusses and reviews with its independent auditors communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee annually discusses and reviews the results of the independent auditors’ examination of the consolidated financial statements. In addition, the Audit Committee considers the compatibility of nonauditing services provided to the Company and the Bank with the auditors’ independence in performing their auditing functions.

The Audit Committee reviews and discusses interim financial information contained in quarterly reports and earnings announcements with management and independent auditors prior to public release. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the ratification of the appointment, subject to stockholder approval, of the independent auditors, and the Board of Directors has approved such recommendation. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

AUDIT COMMITTEE

Li-Lin Ko, Chairman
Joseph J. Jou
David S. Ng

Compensation Discussion & Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Overview

Our Company and the entire financial services industry faced unprecedented challenges and changes during 2008. While we are disappointed with our financial results in 2008, our focus during this difficult time has been to reposition the Company to take advantage of the best opportunities for growth in the communities we serve in the United States and Greater China. To this end, we have taken steps to reduce our expenses, to streamline our business lines, and to strengthen our capital position. The Compensation Committee understands the importance of attracting and retaining the highest quality executive officers to serve the Company during this crucial time and remains committed to compensation programs that will accomplish this goal, as well as creating a strong link between pay and the Company’s performance.

In light of our financial results and Mr. Thomas Wu’s recommendation, and consistent with our compensation philosophy, the Compensation Committee, after careful consideration and deliberation, ultimately determined that no year-end cash incentive, restricted stock or stock option awards should be awarded to any executive officers listed in the Summary Compensation Table (“Named Executive Officers”) for 2008 performance.

Recent Developments

In November 2008, our Company participated in the Capital Purchase Program of the government’s Troubled Asset Relief Program (“TARP”) by issuing preferred stock and warrants to the U.S. Department of the Treasury. As a TARP participant, we may be subject to limitations under the American Recovery and Reinvestment Act of 2009 (“ARRA”). Once the Treasury Department has issued guidance on these restrictions, the Compensation Committee will consider these new limits and their impact on the compensation program for the Company’s executive officers for 2009 and make appropriate modifications, which may necessarily differ significantly, during the remaining period of our TARP participation, from the structure described below.

Additionally, during the period that the Treasury Department holds any of our securities acquired in connection with Capital Purchase Program, we have agreed to adopt certain standards for executive compensation and corporate governance as they relate to our principal executive officer, principal financial officer, and the three next most highly compensated executive officers (“SEOs”), including: (1) ensuring that incentive compensation for SEOs does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) clawback of any bonus or incentive compensation paid to SEOs based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; (3) prohibition on making “golden parachute payments” to SEOs (for these purposes, the term “golden parachute payment” generally means any payment on account of any termination of employment); and (4) an agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each SEO in any year. The Compensation Committee has incorporated these standards into our executive compensation program during the remaining period of our TARP participation.

Compensation Philosophy

With respect to executive compensation, the primary objectives of the Compensation Committee of our Board of Directors are to attract and retain the best qualified executive talent, to tie annual and long-term cash and stock incentives to achievement of corporate and individual performance goals, and to align executives’ incentives with the creation of stockholder value. To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a substantial portion of executives’ overall compensation to our financial performance (such as return on equity) and to key strategic goals. Overall, the Compensation Committee aims to create an executive compensation program that is competitive with the executive compensation programs of comparable financial institutions generally located in the geographic areas that we serve, while taking into account our relative performance and the achievement of our own strategic goals.

During 2008, the Compensation Committee retained Watson Wyatt & Company, a leading national executive compensation consulting firm, as its advisor with instructions to conduct an annual benchmark review of the compensation level of our executive officers and to review the mix of elements used to compensate our executive officers. We benchmark our executive compensation against the median total direct compensation, including base salary, bonus payments, and long-term incentive payments, paid by other publicly traded commercial banks and financial services companies that have similar asset size and market capitalization (collectively, the “Compensation Peer Group”). Based on an evaluation of the experience and responsibilities of the Company’s executives and considering its expanding presence in various national and international markets, the Compensation Committee believes it is appropriate to compensate our executive officers between the 25th and 75th percentile of our Compensation Peer Group for total direct compensation.

At the request of the Compensation Committee, Watson Wyatt assisted with defining the Compensation Peer Group, which included 11 financial services companies with median assets of $9.57 billion (ranging from $4.77 billion to $17.15 billion). This peer group is substantially the same as the peer group used in 2007, except that Investors Financial Services Corporation is not included because of an acquisition. The Compensation Peer Group for 2008 consisted of the following companies:

Cathay General Bancorp	Firstfed Financial Corporation	W Holding Company, Inc.
City National Corporation	Fremont General Corporation	Westamerica Bancorporation
East West Bancorp, Inc.	Pacific Capital Bancorp	Wintrust Financial Corporation
First Republic Bank	United Bankshares, Inc.

Role of Executive Officers in Compensation Decisions

The Compensation Committee recommends all salary changes and bonus and incentive awards for the Chief Executive Officer and the Executive Vice Presidents to the Board of Directors for the Board’s final approval. The Compensation Committee also approves recommendations regarding equity awards to all officers of the Company. Our Chief Executive Officer makes decisions regarding the nonequity compensation of our other executive officers of the Company, and annually reviews the performance of each officer of the Company. Based on these reviews, our Chief Executive Officer presents his conclusions and recommendations, including salary adjustments and annual award amounts, to the Compensation Committee, which has discretion to modify any recommended adjustments or awards to these executive officers.

Elements of Compensation

Our executive compensation includes the following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other financial institutions for similar executive positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions, with similar responsibilities, and at comparable companies with compensation philosophies similar to ours. The Compensation Committee reviews salaries annually and adjusts them from time to time based on the prevailing market levels for senior executive officers with similar responsibilities and experience, significant changes in the scope of individual responsibilities, and individual performance.

For fiscal year 2008, the base salaries of all Named Executive Officers other than Mr. Thomas S. Wu were adjusted in recognition of their increased (or decreased) scope of responsibilities and in accordance with prevailing market levels for senior executive officers with similar responsibilities and experience in their respective geographic locations. To this end, Mr. On’s salary increased from $255,432 to $300,000 when he was appointed Acting Chief Financial Officer after the passing of Jonathan Downing and was later increased to $370,000 when he was appointed Executive Vice President and Chief Financial Officer on November 1, 2008. Also, the following percentage increases to base salaries were made for the fiscal year 2008 compared to their base salaries reported in last year’s proxy statement: Mr. Shabudin’s base salary increased by 6%, and Mr. Tony Tsui’s base salary increased by 9.9%. Mr. Tsui’s increase reflects the prevailing market levels for senior executive officers with similar responsibilities and experience in Hong Kong. Mr. Dennis Wu’s salary was reduced from $360,000 to $120,000 after he retired from his position as Executive Vice President and Chief Financial Officer effective March 16, 2008, and served as an advisor to the Company for special projects for the remainder of 2008.

Annual Bonus.  The Company’s annual bonuses consist of payments under the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan (the “Incentive Plan”) and occasional discretionary bonus payments. The Incentive Plan is intended to provide an annual incentive to our executive officers so that a significant portion of each executive’s compensation is based on his or her efforts in achieving specified performance objectives for the Company established for the year. The Incentive Plan is designed to attract, motivate, and retain key executives on a market-competitive basis in which total compensation levels are closely linked with accomplishment of the Company’s financial and strategic objectives. The Compensation Committee has broad authority to administer and interpret the Incentive Plan by proposing, changing, or eliminating Incentive Plan features (including terminating the Incentive Plan), and by determining the rights and obligations of Incentive Plan participants. However, the Company must obtain stockholder approval to amend the Incentive Plan to increase the maximum award payable under the Incentive Plan, change the business criteria upon which performance may be established, or modify the eligibility requirements for participation. The Incentive Plan is limited to senior executive officers of the Company.

The Compensation Committee determined that the 2008 award target would be a percentage of annual salary. For the Chief Financial Officer, Chief Operating Officer, Director of Greater China Region, and Chief Credit Officer, the target percentage of annual salary was 50%. For Mr. Thomas S. Wu, the target percentage of annual salary was 100%. In evaluating the business environment and the appropriate mix of short-term incentives relative to long-term incentives, the Compensation Committee determined it was appropriate to reduce the target award percentages in 2008 from their levels in 2007.

The Compensation Committee determined that return on equity would be the performance measure on which the incentive compensation would be calculated, as it effectively measures the Company’s efficiency at generating profits from every dollar of net assets. The following table shows the return on equity goals and the percentage of the target bonus that could be paid and the total bonus pool that could be funded:

2008 Return on Equity	% of Target	Pool Funding

Less than 12%	0	Unfunded
12%	60%	$1,084,530
13%	70%	$1,265,285
14%	80%	$1,446,040
15%	100%	$1,807,550
16%	110%	$1,988,305
17%	125%	$2,259,438
18% or higher	150%	$2,711,325

After assessing the financial objectives of the Company and the general economic conditions, the Compensation Committee reduced the threshold level of performance to 12% ROE in 2008 compared to a threshold of 14% ROE in 2007. For fiscal year 2008, the Company did not achieve the performance goals established by the Compensation Committee because return on equity was less than 12%. As a result, the executive officers did not receive any payments under the Incentive Plan.

Discretionary bonus payments outside the Incentive Plan are made in certain circumstances to reward executive officers for their exceptional efforts and special contributions to the Company. Mr. On, the only Named Executive Officer to receive a cash bonus payment for 2008, received a discretionary bonus payment in July 2008 of $5,000 in recognition of his leadership during the Company’s successful completion of the Preferred Stock issuance in June 2008, which further strengthened the Company’s capital position.

Long-Term Incentive Program.  We believe that equity-based compensation ensures that the Company’s executive officers have a stake in the long-term success of the Company thereby enhancing their long-term performance. Our 2006 Equity Incentive Plan (the “Equity Plan”) provides our executive officers with incentives to align their interests with the interests of stockholders. Our Compensation Committee believes that the annual aggregate value for these awards should be set near competitive median levels between the 25th and 75th percentile of those in our Compensation Peer Group and part of an appropriate mix of short-term and long-term incentives, as part of the total direct compensation.

Stock Options.  The Equity Plan authorizes us to grant options to purchase shares of Common Stock to our employees, directors, and officers. The purpose of the Equity Plan is to enhance long-term stockholder value of the Company by offering opportunities to employees, directors, and officers to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and to acquire and maintain stock ownership of the Company. The Equity Plan furthers this purpose by authorizing awards in the form of stock options and option-related rights that are exercisable only upon a Change in Control (as defined in the Equity Plan) of the Company or United Commercial Bank. While we will consider them in the future, we have not adopted stock ownership guidelines, and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our Company.

The Compensation Committee administers the Equity Plan. On a quarterly basis, the Compensation Committee reviews and approves stock option awards to officers based on its assessment of individual performance, a review of competitive compensation data, retention considerations, and the recommendation of members of management, as appropriate. The Compensation Committee has also granted the Chief Executive Officer the ability to award a limited number of stock options to officers below the Executive Vice President level, in between its quarterly meetings, primarily reserved for new hires and for retention purposes.

Since 1998, the year that UCBH became a public company, the date of each stock option grant has been the date that the award is approved by the Board of Directors of the Company or the date that the Chief Executive Officer has approved the grant (only applicable to officers below the Executive Vice President level), and in the case of some newly-hired employees, their hire date. The Board of Directors generally approves stock option grants during its regularly-scheduled quarterly meetings, which is the same day that the Company releases its quarterly earnings press release to the public. The Board of Directors has no intention to coordinate the timing of the stock option grants with the release of material non-public information and will continue its current practice. The exercise price for all stock option awards is the NASDAQ closing price of the Company’s Common Stock on the day that the stock option award is granted, as described above.

As disclosed in our Proxy Statement last year, on February 12, 2008, the Compensation Committee, upon the recommendation of the Chief Executive Officer, an evaluation of the mix of elements used as compensation, and in consideration of the results of the annual benchmark review conducted by Watson Wyatt, granted stock options to certain Executive Vice Presidents in lieu of discretionary cash bonus payments on account of 2007 performance. The Compensation Committee also recommended a stock option grant in lieu of a cash bonus payment for the Chief Executive Officer. While the Compensation Committee appreciated the strong performance and efforts by the Chief Executive Officer and the Executive Vice Presidents in a difficult banking environment, it also believed that the granting of stock options would serve as a better retention tool than the awarding of cash bonus payments and would provide the appropriate long-term incentive. Although these grants were made in connection with 2007 performance, the stock option grant values are reported under 2008 compensation in the Summary Compensation Table and the Grants of Plan-Based Awards Table, as the Company reports the expense in their financial statements in fiscal year 2008.

The Compensation Committee also granted stock options in 2008 to Mr. On in connection with his appointment as Acting Chief Financial Officer after the passing of Mr. Downing and his appointment as Executive Vice President and Chief Financial Officer and to Mr. Kerr in connection with his appointment as Executive Vice President and Chief Credit Officer.

Executive Deferred Compensation Plan.  Executive officers and other highly compensated employees are eligible to participate in the Company’s Executive Deferred Compensation Plan (“Deferred Plan”). Each executive may defer a portion of his or her salary and bonus until the executive’s retirement, death, disability, or other termination.

401(k) Plan.  Salaried and hourly employees, including the Company’s Named Executive Officers, are eligible to participate in the Bank’s 401(k) Plan. The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. During 2008, the Bank made a matching employer contribution that is equal to an amount of up to 100% of the employee contribution up to a maximum of 5% of eligible compensation. During 2008, the matching contribution begins the first day of the month following three (3) months of employment and immediately vests. The 401(k) Plan permits participants to direct the investment of their 401(k) Plan account into various investment alternatives.

Perquisites.  While the Company seeks to offer a level of perquisites sufficient to recruit and retain key executive talent, the Company believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than noncash perquisites. During 2008, the Company provided the Named Executive Officers with the following perquisites: club membership dues, Company-paid spousal travel to attend essential business-related activities in China where spousal attendance was expected, automobile-related expenses, and medical expense reimbursements.

Change in Control Severance Benefits.  As part of its compensation program, the Company has entered into agreements with Messrs. T. Wu, On, Shabudin, Tsui, and Kerr pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. For a more detailed discussion of the severance benefits, the events that would trigger payment of severance benefits, and a description of the Change in Control Agreement in general, please refer to the sections below entitled “Material Terms of Employment Agreement with Mr. Thomas S. Wu,” “Change in Control Agreements with Messrs. On, Shabudin, Tsui, and Kerr” and the accompanying table entitled “Potential Payments Upon Change in Control.” The Compensation Committee and the Board believe providing severance benefits pursuant to this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Effective April 1, 2009, the Company will no longer enter into any new change in control agreements containing excise tax gross-up payment provisions. Nevertheless, in unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in executives’ contracts; but even in those circumstances, the excise tax gross-ups will be limited to payments triggered by both a change in control and a separation from service and will be subject to a three-year sunset provision.

CEO Compensation.  The base salary of Mr. Thomas S. Wu, the Chief Executive Officer, is recommended by the Compensation Committee and approved by the Board in accordance with the Employment Agreement described beginning on page 24 of this Proxy Statement. As the Chief Executive Officer, Mr. Wu has overall responsibility for the entire Company and his job responsibilities are significantly greater than those of the other Named Executive Officers. Mr. Wu is responsible for the overall strategic direction, performance and operations of the Company, as Chairman, President and Chief Executive Officer. Specifically in fiscal year 2008, Mr. Wu led the Company’s efforts in expanding and improving the infrastructure of the Company domestically and abroad, including the successful integration of the former Business Development Bank Ltd., now known as United Commercial Bank (China) Limited, headquartered in Shanghai. He was primarily responsible for developing a key strategic alliance with China Minsheng Banking Corp., Ltd., a publicly traded company on the Shanghai Stock Exchange. Additionally, Mr. Wu actively managed the Company’s strengthening of its capital position amidst a very challenging economic environment. In consideration of his unique responsibilities and achievements and upon consideration of the compensation data for other Chief Executive Officers from the Compensation Peer Group, the Compensation Committee feels that Mr. Wu’s compensation level is appropriate relative to the other Named Executive Officers.

The following table shows the compensation decisions for Mr. Thomas S. Wu for performance year 2008:

CEO Compensation Decisions for Performance Year 2008

Name	Base Salary ($)	Bonus ($)	Stock Options (#)
Thomas S. Wu	$1,200,000	$0	0

The 2008 row in the Summary Compensation Table on page 19 shows amounts expensed in the financial statements during 2008 for stock option awards made for performance in 2005, 2006 and 2007. Therefore, none of the equity amounts in the Summary Compensation Table reflect compensation decisions for performance in 2008.

Review of Incentive Compensation Programs for Senior Executive Officers

Under preliminary regulations issued by the Treasury Department in connection with TARP and the Company’s issuance of preferred stock and warrants to the Treasury Department under the Capital Purchase Program on November 14, 2008, the Compensation Committee was required to meet within 90 days after that date with the Company’s senior risk officers to review incentive compensation arrangements for those of our named executives who met the definition of a “senior executive officer” (SEO) under the TARP regulations. The purpose of this meeting was to identify whether the incentive compensation arrangements for our SEOs (for 2008 compensation purposes, Messrs. T. Wu, On, Shabudin, Tsui and Kerr) had any features that might encourage an SEO to take, as stated in the TARP regulations, “unnecessary and excessive risks that could threaten the value of the financial institution.”

The Compensation Committee met on February 11, 2009, with the Company’s senior risk officers — Craig S. On, Executive Vice President and Chief Financial Officer, Dennis A. Lee, Senior Vice President and Corporate Counsel, Tyler Livingston, Senior Vice President and Director of Enterprise Risk Management, and Robert Nagel, Senior Vice President and Chief Audit Executive — and representatives from Watson Wyatt for purposes of conducting this review. After a discussion led by Watson Wyatt as to the requirements of the TARP Capital Purchase

Program, the Compensation Committee interviewed the Company’s senior risk officers regarding whether the Company’s incentive programs encourage senior officers to take unnecessary and excessive risks that may threaten the value of the Company.

As required by the TARP, the Compensation Committee certifies that it has reviewed with our senior risk officers the TARP Senior Executive Officer incentive compensation arrangements for 2008 and has made reasonable efforts to ensure that such arrangements do not encourage our TARP Senior Executive Officers to take unnecessary and excessive risks that threaten the value of our Company.

Tax and Accounting Implications

Deductibility of Executive Compensation.  The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that is not fully deductible in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2008, there were no amounts of base salary paid that were not deductible for federal income tax purposes.

As a result of our participation in the TARP Capital Purchase Program, we agreed to be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the U.S. Treasury retains its TARP Capital Purchase Program investment in the Company. The TARP Capital Purchase Program provides for application of the $500,000 limitation on a pro rata basis with respect to calendar years during which the Treasury Department held its investment for less than the full year, as was the case in 2008 when the Treasury Department held the investment for less than one month. When our Board of Directors determined to participate in the TARP Capital Purchase Program, it was aware of, factored into its analysis and agreed to, the potential increased after-tax cost of our executive compensation program that would arise because of the TARP Capital Purchase Program’s $500,000 deduction limitation. As a result, while the Committee will remain mindful of the deduction limitation, it has concluded that the $500,000 deduction limitation will not be a significant factor in its decision-making with respect to the compensation of our executive officers.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, the Company began accounting for stock-based payments including our 2006 Equity Incentive Plan in accordance with the requirements of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires all share-based payments to employees, officers and directors, including grants of stock options, to be recognized as compensation expense in the Company’s financial statements over the vesting period of each award, based on their fair values at the grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008.

COMPENSATION COMMITTEE

Joseph J. Jou, Chairman
Richard Li-Chung Wang
Dr. Godwin Wong

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee during fiscal 2008 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

The following table sets forth information concerning the compensation for the last three fiscal years awarded to or earned by the individual who served as our CEO during fiscal year 2008, the individuals who served as our CFO during fiscal 2008, and our three other most highly compensated officers at the end of fiscal 2008.

The supplemental table presented in the footnotes to the Summary Compensation Table are provided as additional information for our stockholders and are not intended as a substitute for the information presented in the Summary Compensation Table, which is required by the SEC’s rules.

SUMMARY COMPENSATION TABLE — 2008
								Change in
								Pension Value
								and Nonqualified
								Deferred
						Option		Compensation	All Other
			Salary		Bonus	Awards		Earnings	Compensation		Total
Name and Principal Position	Year		($)(1)		($)(2)	($)(3)(4)		($)(5)	($)		($)(6)
Thomas S. Wu,	2008		$1,200,000		0	$1,884,926(4	)(7)	$66,222	$56,186	(8)	$3,207,334
Chairman, President and	2007		$1,200,000		0	$713,567(4)		$100,125	$78,320		$2,092,012
Chief Executive Officer	2006		$1,200,000		$1,000,000	$238,068(4)		$54,213	$30,966		$2,523,247

Dennis Wu,	2008		$170,000	(10)	0	$170,992(4	)(7)	0	$55,083	(11)	$396,075
Former Executive Vice	2007		$360,000		0	$77,513(4)		0	$26,038		$463,551
President and Chief Financial Officer(9)	2006		$350,000		$180,000	$19,269(4)		0	$16,901		$566,170

Jonathan Downing,	2008		$112,505	(13)	0	$40,746(4	)(7)	$4,260	$12,846		$170,357
Former Executive Vice President and Chief Financial Officer(12)

Craig S. On,	2008		$294,959	(15)	$5,000	$47,181(4	)(7)	0	0	(16)	$347,140
Executive Vice President
and Chief Financial Officer(14)

Ebrahim Shabudin,	2008		$355,100		0	$302,284(4	)(7)	$1,749	$30,007	(17)	$689,140
Executive Vice President	2007		$335,000		0	$142,707(4)		$1,382	$27,429		$506,518
and Chief Operating Officer and	2006		$320,000		$225,000	$47,614(4)		0	$17,786		$610,400
Chief Credit Officer

Ka Wah (Tony) Tsui,	2008	(18)	$280,245		0	$308,158(4	)(7)	0	$10,022	(19)	$598,625
Executive Vice President	2007		$255,000		0	$145,541(4)		0	$16,476		$417,017
and Director of Greater	2006		$240,000		$220,000	$47,614(4)		0	$17,655		$525,269
China Region

John M. Kerr,	2008		$280,032		0	$91,878(4	)(7)	0	$5,133	(21)	$377,043
Executive Vice President and Chief Lending Officer(20)

(1)	Amounts shown reflect Mr. Thomas S. Wu and Mr. Dennis Wu’s salary as named executive officers. Although they were also members of the Board of Directors in 2008, they did not receive compensation for their service as board members. The reported amounts include deferred amounts in connection with the Nonqualified Deferred Compensation Plan at the election of the Named Executive Officer.

(2)	Mr. On, the only Named Executive Officer to receive a cash bonus payment for 2008, received a bonus payment of $5,000 in recognition of his leadership during the Company’s successful completion of the Preferred Stock issuance in June 2008, which further strengthened the Company’s capital position.

(3)	As disclosed in our Proxy Statement last year, on February 12, 2008, the Compensation Committee, upon the recommendation of the Chief Executive Officer, an evaluation of the mix of elements used as compensation, and in consideration of the results of the annual benchmark review conducted by Watson Wyatt, granted stock options to certain Executive Vice Presidents in lieu of discretionary cash bonus payments on account of 2007 performance. The Compensation Committee also recommended a stock option grant in lieu of a cash bonus payment for the Chief Executive Officer. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal years 2006, 2007, and 2008 for option awards granted in fiscal years 2006, 2007, and 2008 to the Named Executive Officer. These compensation costs are calculated in accordance with SFAS 123R except that the amounts do not reflect estimated forfeitures. For 2008, the assumptions used to calculate the value of option awards are set forth under Note 24 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on March 16, 2009. For 2007, the assumptions used to calculate the value of option awards are set forth under Note 21 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on February 29, 2008. For 2006, the assumptions used to calculate the value of option awards are set forth under Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2006 filed with the SEC on March 1, 2007. The value a Named Executive Officer actually realizes will depend on the extent to which the market value of the underlying stock exceeds the exercise price when the stock options are exercised. Also see the “Grants of Plan-Based Awards” and the “Outstanding Equity Awards at Fiscal Year End” table for more detail regarding the stock option grants made to Named Executive Officers in fiscal years 2006, 2007, and 2008. The amounts in the Option Awards column for 2006 and 2007 are the dollar amounts that should have been reported in the proxy statement for the annual meetings in 2007 and 2008. They have been adjusted, along with the respective total compensation figures for those years.

(4)	We experienced a substantial decline in our stock price in 2008 that significantly reduced the value of the stock option awards made to our Named Executive Officers in 2008 for 2007 performance, as well as grants made in prior years. In particular, all stock options held by our Named Executive Officers, with the exception of Mr. On, had a strike price greater than the market price per share of our Common Stock on December 31, 2008, and if sold at such price, would yield no value to such officers. The following table sets forth the fair value of the stock options on December 31, 2008, determined in accordance with a binomial lattice model using various current assumptions, the NASDAQ closing price of $6.88 per share of our Common Stock on December 31, 2008, and the exercise price shown for each option.

BINOMIAL VALUE OF UNEXERCISED STOCK OPTIONS AT YEAR END
(SUPPLEMENTAL TABLE)
							Increase
					Updated	Updated	(Reduction)
					Fair Value	Option	in Fair Value
			Exercise		per Share	Grant Fair	from Grant
		Total Shares	or Base	Grant Date	as of	Value as of	Date to
	Grant	Unexercised	Price	Fair Value	12/31/08	12/31/08	12/31/08
Name	Date	(#)	($)	($)*	($)	($)**	($)
Thomas S. Wu	2/12/08	500,000	$13.24	$2,297,200	$4.39	$2,193,152	$(104,048)
	1/25/07	100,000	$17.60	$814,131	$3.72	$372,349	$(441,782)
	1/26/06	100,000	$17.94	$920,471	$3.37	$337,434	$(583,037)
	10/21/04	1,200,000	$19.29	$11,090,025	$2.77	$3,326,224	$(7,763,801)
	4/26/01	1,600,000	$6.15	$5,602,465	$3.05	$4,872,955	$(729,510)
	4/29/99	350,000	$1.88	$368,784	$5.00	$1,750,288	$1,381,504
Total		3,850,000		$21,093,076		$12,852,402	$(8,240,674)

Dennis Wu	2/12/08	24,000	$13.24	$110,266	$4.39	$105,271	$(4,995)
	1/25/07	15,000	$17.60	$122,120	$3.72	$55,852	$(66,268)
	3/3/06	10,000	$17.57	$85,812	$3.44	$34,369	$(51,443)
	6/9/05	176,000	$16.95	$1,363,792	$3.23	$567,920	$(795,872)
	5/19/05	24,000	$17.56	$206,083	$3.15	$75,689	$(130,394)
Total		249,000		$1,888,073		$839,101	$(1,048,972)

Jonathan Downing	2/12/08	30,000	$13.24	$137,832	$4.39	$131,589	$(6,243)
	10/21/04	300,000	$19.29	$2,772,506	$2.77	$831,556	$(1,940,950)
	4/26/01	480,000	$6.15	$1,680,739	$3.05	$1,461,887	$(218,852
	4/29/99	80,000	$1.88	$84,293	$5.00	$400,066	$315,773
Total		890,000		$4,675,370		$2,825,098	$(1,850,272)

Craig S. On	10/23/08	150,000	$4.13	$270,480	$5.61	$841,069	$570,589
	7/24/08	10,000	$3.69	$15,218	$5.66	$56,554	$41,336
	2/12/08	15,000	$13.24	$68,916	$4.39	$65,795	$(3,121)
	1/25/07	1,500	$17.60	$12,212	$3.72	$5,585	$(6,627)
	7/21/05	45,000	$18.50	$384,007	$3.14	$141,327	$(242,680)
Total		221,500		$750,833		$1,110,330	$359,497

Ebrahim Shabudin	2/12/08	45,000	$13.24	$206,748	$4.39	$197,384	$(9,364)
	1/25/07	20,000	$17.60	$162,826	$3.72	$74,470	$(88,356)
	1/26/06	20,000	$17.94	$184,094	$3.37	$67,487	$(116,607)
	7/21/05	30,000	$18.50	$256,004	$3.14	$94,218	$(161,786)
	4/29/04	60,000	$18.55	$598,147	$2.63	$157,789	$(440,358)
	10/16/03	200,000	$16.81	$1,987,527	$2.54	$507,405	$(1,480,122)
Total		375,000		$3,395,346		$1,098,753	$(2,296,593)

Ka Wah (Tony) Tsui	2/12/08	45,000	$13.24	$206,748	$4.39	$197,384	$(9,364)
	1/25/07	20,000	$17.60	$162,826	$3.72	$74,470	$(88,356)
	1/26/06	20,000	$17.94	$184,094	$3.37	$67,487	$(116,607)
	1/27/05	24,000	$20.80	$228,874	$2.80	$67,224	$(161,650)
	4/29/04	60,000	$18.55	$598,147	$2.63	$157,789	$(440,358)
	10/16/03	160,000	$16.81	$1,000,461	$2.87	$458,681	$(541,780)
Total		329,000		$2,381,150		$1,023,035	$(1,358,115)

John M. Kerr	1/24/08	30,000	$13.32	$138,516	$4.37	$131,018	$(7,498)
	1/25/07	10,000	$17.60	$81,413	$3.72	$37,235	$(44,178)
	10/20/05	45,000	$17.09	$430,900	$3.35	$150,620	$(280,280)
Total		85,000		$650,829		$318,873	$(331,956)

*	Fair Value of stock options with grant dates earlier than November 2007 is calculated using a Binomial option pricing model. Fair value of stock options with grant dates after November 2007 is calculated in accordance with SFAS 123R.

**	Updated Fair Value of stock option as of December 31, 2008 is calculated using a Binomial option pricing model with an NASDAQ closing price of $6.88 as of December 31, 2008.

(5)	Amounts consist of above-market interest earned by the Named Executive Officer under the Company’s Executive Deferred Compensation Plan, as established pursuant to SEC rules. Above-market interest was calculated using a 7.25% rate of return, which exceeds 120% of the applicable federal long-term rate of 4.46%.

(6)	Amounts in this column are calculated in accordance with the SEC rules and do not necessarily represent compensation received for that performance year.

(7)	As disclosed last year, the grants in 2008 to Mr. Thomas Wu and certain Executive Officers were made in lieu of discretionary cash payments based upon 2007 performance. No year-end grants were made based upon 2008 performance.

(8)	This figure includes $29,472 in spousal travel to attend essential Company-related business activities in China where spousal attendance was expected, a matching contribution by the Company under the tax-qualified 401(k) plan, medical expense reimbursements available only to certain senior executive officers, fitness club membership, as well as automobile-related expenses. All reported amounts represent the aggregate incremental cost to the Company.

(9)	Mr. Dennis Wu retired as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective March 3, 2008, and subsequently coordinated special projects for the Company for the remainder of 2008. Previously, Mr. Wu was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on June 9, 2005. Mr. Wu was elected as a director of the Company and the Bank on May 19, 2005, and continues to serve as a member of the Board of Directors of the Company and the Bank.

(10)	This figure reflects the amount paid to Mr. D. Wu while Chief Financial Officer until March 3, 2008, as well as the amount paid to Mr. Wu acting as an advisor for special projects during the rest of the fiscal year. Mr. Wu’s annual salary was $360,000 while he was Chief Financial Officer and was adjusted to $120,000 for the remainder of 2008.

(11)	This figure includes a matching contribution by the Company under the tax-qualified 401(k) plan, medical expense reimbursements available only to certain senior executive officers, a car allowance, club membership dues, parking fees, as well as automobile-related expenses. All reported amounts represent the aggregate incremental cost to the Company.

(12)	Mr. Jonathan Downing passed away on May 12, 2008. Mr. Downing had been reappointed as Executive Vice President and Chief Financial Officer of the Company on March 3, 2008 and served until the time of his passing. Prior to that, Mr. Downing was most recently Executive Vice President, Director of Corporate Development and Investor Relations and had previously served as the Company’s Chief Financial Officer from 1989 to 2005.

(13)	This figure reflects the amount paid to Mr. Downing before his passing on May 12, 2008. His annual salary for 2008 was $300,000.

(14)	On October 23, 2008, the Company appointed Mr. Craig S. On as Executive Vice President and Chief Financial Officer of UCBH and UCB. Mr. On assumed the responsibilities of Acting Chief Financial Officer on May 12, 2008, after the passing of Mr. Jonathan Downing. Mr. On was previously appointed Senior Vice President and Deputy Chief Financial Officer on March 3, 2008. Prior to that, Mr. On had been Senior Vice President and Corporate Controller of UCBH and UCB since June 27, 2005.

(15)	This figure reflects Mr. On’s salary paid in 2008. His annual base salary when appointed CFO on October 23, 2008 was $370,000.

(16)	The Named Executive Officer did not receive perquisites or other personal benefits with a total value of $10,000 or more in 2008.

(17)	This figure includes a matching contribution by the Company under the tax-qualified 401(k) plan, medical expense reimbursements available only to certain senior executive officers, fitness club dues, as well as automobile-related expenses. All reported amounts represent the aggregate incremental cost to the Company.

(18)	The 2008 amounts for Mr. Tsui, with the exception of option awards, were denominated in Hong Kong dollars and converted to U.S. dollars at the rate of $1 USD = $7.8 Hong Kong dollars, the currency exchange rate as of January 1, 2008. The same conversion rate was used to calculate the amounts reported for Mr. Tsui in the “Potential Payments Upon Change in Control” table.

(19)	This figure represents amounts paid by the Company for automobile-related expenses in Hong Kong.

(20)	Mr. Kerr was appointed as Executive Vice President and Chief Credit Officer on January 1, 2008. On September 11, 2008, Mr. Kerr was appointed Executive Vice President and Director of Portfolio Management and Credit Compliance. Recently, on January 8, 2009, Mr. Kerr was appointed Executive Vice President and Chief Lending Officer.

(21)	This figure represents a matching contribution by the Company under the tax-qualified 401(k) plan.

The following table sets forth information regarding grants of awards to Named Executive Officers during the 2008 fiscal year.

GRANTS OF PLAN-BASED AWARDS — 2008
						All Other
						Option
			Estimated Possible Payouts Under			Awards:	Exercise
			Non-Equity Incentive Plan			Number of	or Base
			Awards(1)			Securities	Price of	Grant Date
						Underlying	Option	Fair Value of
		Grant	Threshold	Target	Maximum	Options	Awards	Option
Name	Award	Date	($)	($)	($)	(#)(2)	($/Sh)	Awards ($)(3)
Thomas S. Wu	A. Annual Incentive	—	720,000	1,200,000	1,800,000	—	—	—
	B. Stock Options	2/12/2008	—	—	—	500,000	$13.24	$2,297,200	(4)

Dennis Wu	A. Annual Incentive	—	—	—	—	—	—	—
	B. Stock Options	2/12/2008	—	—	—	24,000	$13.24	$110,260	(4)

Jonathan Downing	A. Annual Incentive	—	—	—	—	—	—	—
	B. Stock Options	2/12/2008	—	—	—	30,000	$13.24	$137,832	(4)

Craig S. On	A. Annual Incentive	—	90,000	150,000	225,000	—	—	—
	B. Stock Options	10/23/2008	—	—	—	150,000	$4.13	$270,480	(5)
		7/24/2008				10,000	$3.69	$15,218	(6)
		2/12/2008				15,000	$13.24	$68,916

Ebrahim Shabudin	A. Annual Incentive	—	106,530	177,550	266,325	—	—	—
	B. Stock Options	2/12/2008	—	—	—	45,000	$13.24	$206,748	(4)

Ka Wah (Tony) Tsui	A. Annual Incentive	—	84,000	140,000	210,000	—	—	—
	B. Stock Options	2/12/2008	—	—	—	45,000	$13.24	$206,748	(4)

John M. Kerr	A. Annual Incentive	—	84,000	140,000	210,000	—	—	—
	B. Stock Options	1/24/2008	—	—	—	30,000	$13.32	$138,516	(7)

(1)	Before the 90th day of each plan year, the Compensation Committee determines the senior executive officers who will participate in the Incentive Plan for the year and establishes target awards that will be payable to plan participants upon achievement of specific performance goals for the Company. Notwithstanding the achievement of the specified performance levels, the Compensation Committee retains discretion to reduce amounts earned by participants under the Incentive Plan but has no discretion to increase amounts earned under the Incentive Plan, except to change the incentive formulas for subsequent plan years. Before the Company may make any payments under the Incentive Plan, the Compensation Committee must certify in writing that the performance goals justifying payment under the Incentive Plan have been met for the year. The target amount is based on a percentage of annual salary. For each of the Named Executive Officers except for Mr. Thomas S. Wu, the target percentage of annual salary was 50%. For Mr. Wu, the target percentage of annual salary was 100%. The maximum amount is 150% of the target amount. Because the Company did not achieve the performance goals established by the Compensation Committee under the Incentive Plan, the executive officers did not receive any payments under the Incentive Plan in 2008.

(2)	These options vest in three equal annual installments beginning one year from their respective grant dates. For more information regarding the vesting schedules of other outstanding stock option grants, please see the footnotes to the “Outstanding Equity Awards at Fiscal Year-End — 2008” table.

(3)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the fair value of the option awards at grant date for those granted in fiscal year 2008 in accordance with SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 24 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on

Form 10-K for fiscal year 2008 filed with the SEC on March 16, 2009. The value a Named Executive Officer actually realizes will depend on the extent to which the market value of the underlying stock exceeds the exercise price when the stock options are exercised.

(4)	As disclosed in our Proxy Statement last year, on February 12, 2008, the Compensation Committee, upon the recommendation of the Chief Executive Officer, an evaluation of the mix of elements used as compensation, and in consideration of the results of the annual benchmark review conducted by Watson Wyatt, granted stock options to certain Executive Vice Presidents in lieu of discretionary cash bonus payments on account of 2007 performance. The Compensation Committee also recommended a stock option grant in lieu of a cash bonus payment for the Chief Executive Officer. Although the February 12, 2008 stock option grants were made in connection with 2007 performance, the stock option grant values are reported under the 2008 year. No year-end stock option grants were made in either 2008 or 2009 based upon 2008 performance.

(5)	On October 23, 2008, Mr. On received a stock option grant of 150,000 shares with a strike price of $4.13 in connection with his appointment as Executive Vice President and Chief Financial Officer.

(6)	On July 24, 2008, Mr. On received a stock option grant of 10,000 shares with a strike price of $3.69 in connection with his appointment as Acting Chief Financial Officer after the passing of Mr. Downing.

(7)	On January 24, 2008, Mr. Kerr received a stock option grant of 30,000 shares with a strike price of $13.32 in connection with his appointment as Executive Vice President and Chief Credit Officer.

Material Terms of Employment Agreement with Mr. Thomas S. Wu

We employ Mr. Thomas S. Wu as the President and Chief Executive Officer of the Company pursuant to an Employment Agreement effective as of August 16, 2004. The agreement is intended to ensure the Company will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of the Chief Executive Officer. Under the agreement, Mr. Wu renders such services as are customarily performed by persons in similar executive capacity. The initial term of the Employment Agreement was for three years and thereafter the agreement extends for one day for each day that lapses from the date of the Employment Agreement until such time as the Board of Directors elects not to extend the term of the Employment Agreement. During the term of the agreement, Mr. Wu also agrees to serve, if appointed, as a director and the Chairman of the Board.

The agreement was amended effective November 14, 2008 to comply with the requirements of Internal Revenue Code Section 409A and the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008. The description below reflects the original terms of the employment agreement; however, pursuant to the November 14, 2008 amendment to the agreement, no amount may be paid that does not comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008. The enactment of ARRA on February 17, 2009, may affect the Company’s execution of the terms described below.

The agreement provides for Mr. Wu to receive an initial annual base salary of $1,000,000 per year payable in accordance with the Company’s normal payroll policies. During the term of the agreement, the Board will perform an annual review of Mr. Wu’s compensation in consideration of his achievements and prevailing market levels, and at the Board’s sole discretion, it may adjust Mr. Wu’s base salary and may award a bonus to Mr. Wu in addition to his base salary. Mr. Wu is entitled to participate in employee benefits and perquisites generally made available to senior executives and key management employees of the Company. Under the agreement, the Company pays for all reasonable entertainment, gift, travel, and club memberships incurred by Mr. Wu for promoting the business of the Company, and the Company provides Mr. Wu with the use of a car and driver including reasonable expenses for insurance, fuel, maintenance, repair, and registration.

Under the Agreement, if the Company terminates Mr. Wu’s employment without cause, (1) he will be entitled to receive a sum equal to three times his highest annual compensation (including bonus) over the previous three years, (2) all his stock options and/or restricted stock award and any unvested awards will immediately vest and be exercisable for one year after Mr. Wu’s separation from service, and (3) he will be entitled to receive life, medical, and disability coverage for an additional three years following his separation from service. If Mr. Wu is terminated for cause, all of his unvested stock options will become null and void and his compensation will be limited to his base salary and benefits through the date of his separation from service. In the event that Mr. Wu’s employment terminates due to his death or disability, (1) he or his estate will be entitled to receive the remaining payments of base salary through the end of the term of the Employment Agreement, (2) the Company will continue making contributions for Mr. Wu to any employee benefit plans through the remaining term of the Employment Agreement, and (3) all stock options and/or restricted stock awards and any unvested awards will immediately vest and be exercisable for one year. If Mr. Wu voluntarily terminates his employment, he must give the Company three months prior written notice, and after the three month period, he will be entitled to his base salary and benefits accrued through the date of his separation from service. If Mr. Wu resigns his employment after a material adverse change in or loss of title, office or significant authority or responsibility, material reduction in salary or benefits (excluding bonus) or relocation of his principal place of employment by more than 25 miles, he will be entitled to receive a sum equal to three times his highest annual compensation (including bonus) over the previous three years, and all his stock options and/or restricted stock award and any unvested awards will immediately vest and be exercisable for one year after his separation from service.

Mr. Wu will receive a severance payment upon a double trigger of both (1) a “change in control” of the Company and (2) a subsequent termination of regular employment (other than termination for cause) or resignation following any material adverse change in or loss of title, office or significant authority or responsibility, material reduction in salary or benefits (excluding bonus) or relocation of his principal place of employment by more than 25 miles, within thirty-six months following the “change in control”. “Change in control” is defined as (i) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as determined under Rule 13d of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the voting securities of the Company, or (ii) a plan of reorganization, merger, or consolidation, or a sale of all or substantially all of the assets of the Company. Upon the “change in control” and subsequent separation from service, (i) the Company will pay Mr. Wu a cash sum equal to three times his highest annual compensation (including bonus) over the previous three years, (ii) any of his unvested stock options will immediately vest and be exercisable within one year, and (iii) he will continue receiving life, medical, and disability coverage for an additional three years. If any payment to Mr. Wu would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive an additional payment to pay for all taxes and tax penalties and interests imposed on the severance payment.

We have not entered into employment agreements with any of the other Named Executive Officers, but we have entered into Change in Control Agreements with Messrs. On, Shabudin, Tsui, and Kerr described below in the “Change in Control Agreements” section.

The following table sets forth the equity awards outstanding on December 31, 2008 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2008
	Option Awards
	Number	Number
	of Securities	of Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable(1)	Price ($)	Date
Thomas S. Wu	—	500,000	$13.24	2/12/2018

	33,334	66,666	$17.60	1/25/2017

	66,667	33,333	$17.94	1/26/2016

	1,200,000	—	$19.29	10/21/2014

	1,600,000	—	$6.15	4/26/2011

	350,000	—	$1.88	4/29/2009

Dennis Wu	—	24,000	$13.24	2/12/2018

	5,000	10,000	$17.60	1/25/2017

	6,667	3,333	$17.57	3/3/2016

	176,000	—	$16.95	6/9/2015

	24,000	—	$17.56	5/19/2015

Jonathan Downing	30,000	—	$13.24	5/12/2009	(2)

	300,000	—	$19.29	5/12/2009	(2)

	480,000	—	$6.15	5/12/2009	(2)

	80,000	—	$1.88	4/29/2009

Craig S. On	—	150,000	$4.13	10/23/2018

	—	10,000	$3.69	7/24/2018

	—	15,000	$13.24	2/12/2018

	500	1,000	$17.60	1/25/2017

	45,000	—	$18.50	7/21/2015

Ebrahim Shabudin	—	45,000	$13.24	2/12/2018

	6,667	13,333	$17.60	1/25/2017

	13,334	6,666	$17.94	1/26/2016

	30,000	—	$18.50	7/21/2015

	60,000	—	$18.55	4/29/2014

	200,000	—	$16.81	10/16/2013

Ka Wah (Tony) Tsui	—	45,000	$13.24	2/12/2018

	6,667	13,333	$17.60	1/25/2017

	13,334	6,666	$17.94	1/26/2016

	24,000	—	$20.80	1/27/2015

	60,000	—	$18.55	4/29/2014

	160,000	—	$10.98	1/9/2013

John M. Kerr	—	30,000	$13.32	1/24/2018

	3,334	6,666	$17.60	1/25/2017

	45,000	—	$17.09	10/20/2015

(1)	All stock options vest in three equal installments from the grant date, which is 10 years prior to the expiration date shown in the Option Expiration Date column.

(2)	All of Mr. Downing’s outstanding stock options fully vested at the time of his passing. The expiration date for Mr. Downing’s options is one year from the date of his passing, expiring on May 12, 2009.

The following table sets forth the option exercises for each of the Named Executive Officers during the 2008 fiscal year.

OPTION EXERCISES FOR 2008
	Option Awards
	Number of Shares Acquired		Value Realized on
Name	on Exercise (#)		Exercise ($)(1)
Thomas S. Wu	450,000	(2)	$3,671,500	(3)

(1)	The dollar amount shown in this column is determined by multiplying (i) the number of shares exercised by (ii) the difference between the per-share closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options. The amount does not represent the actual profit realized by Mr. Thomas S. Wu, as he did not sell the shares at the time of the exercise and continues to own the shares as of the mailing date of this Proxy Statement.

(2)	Mr. Thomas S. Wu exercised and held 450,000 shares in 2008 on three separate days: exercising and holding 150,000 shares on March 7, 2008, 100,000 shares on March 26, 2008, and 200,000 shares on March 28, 2008.

(3)	All of Mr. Thomas S. Wu’s options had a strike price of $1.88.

•	The 150,000 options exercised and held on March 7, 2008 had a NASDAQ closing price of $8.81.

•	The 100,000 options exercised and held on March 26, 2008 had a NASDAQ closing price of $8.14.

•	The 200,000 options exercised and held on March 28, 2008 had a NASDAQ closing price of $7.68.

As of the Record Date, Mr. Wu continued to own all of these 450,000 shares with a market valuation of $679,500 (calculated using the NASDAQ closing price of $1.51 on March 31, 2009).

The following table sets forth the amount of nonqualified deferred compensation earned in fiscal year 2008 for each of the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION FOR 2008
	Executive		Aggregate
	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	in Last FY ($)(1)	in Last FY ($)(2)	Distributions ($)(3)	at Last FYE ($)(4)
Thomas S. Wu	$300,000	$246,986	—	$3,706,264

Dennis Wu	—	—	—	—

Jonathan Downing	—	$16,093	$453,389	—

Craig S. On	—	—	—	—

Ebrahim Shabudin	—	$6,520	—	$93,509

Ka Wah (Tony) Tsui	—	—	—	—

John M. Kerr	—	—	—	—

(1)	The amount listed in this column represents income that is also disclosed in the “Salary” column of the “Summary Compensation Table -2008.”

(2)	All above-market earnings on nonqualified deferred compensation were also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table — 2008.” Earnings for Mr. Downing were through the date of his passing.

(3)	The amount listed in this column for Mr. Downing was distributed to the beneficiaries of his estate in accordance with the terms of the Deferred Compensation Plan.

(4)	Of Mr. Thomas S. Wu’s aggregate balance, $525,125 was previously reported in the Summary Compensation Table in fiscal year 2007 and $534,213 was previously reported in the Summary Compensation Table in fiscal year 2006. Of Mr. Ebrahim Shabudin’s aggregate balance, $85,132 was previously reported as compensation for Mr. Shabudin in the Summary Compensation Table in fiscal year 2007.

The purpose of the Deferred Plan is to provide a means by which eligible executives will have the opportunity to accumulate supplemental retirement benefits on a tax-favored basis by deferring compensation. Until distribution, the deferred compensation under the Deferred Plan earns interest at a rate to be selected by the Company as the administrator of the Deferred Plan. For fiscal year 2008, the applicable interest rate for the Deferred Plan was 7.25%.

Potential Payments Upon Termination or Change-in-Control

Pursuant to the Company’s participation in the U.S. Treasury’s TARP Capital Purchase Program, the Company has agreed to prohibit any “golden parachute payments” to any of our Named Executive Officers during the period that the U.S. Treasury holds any of our securities in accordance with Section 111(b) of the Emergency Economic Stabilization Act of 2008. All of the Named Executive Officers have executed amendments to their respective employment or change in control agreements that provide that payments provided by those agreements will be reduced if, and to the extent necessary, to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008. The following tables do not reflect any limitations on severance required by Section 111(b) of the Emergency Economic Stabilization Act of 2008 as in effect on December 31, 2008 or as amended by the ARRA on February 17, 2009. ARRA requires the U.S. Treasury to issue additional guidance clarifying the golden parachute limitations. Until the Treasury issues that guidance, the application of ARRA to these agreements, and the exact amounts payable while we are subject to those limitations is unclear.

The following table provides the potential payments that Mr. T. Wu would have been entitled to receive pursuant to his employment agreement if his employment relationship with the Company had been terminated on December 31, 2008 due to an involuntary termination without cause prior to a change in control, termination in the event of death or disability, and a voluntary resignation following a change in duties without regard to the amendments to that agreement to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008. However, if Mr. T. Wu’s employment had been terminated on December 31, 2008, the amounts shown in the table below would have been reduced to the extent necessary to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008.

POTENTIAL PAYMENTS PROVIDED UNDER
THOMAS S. WU’S EMPLOYMENT AGREEMENT
		Without		Death/		Change in
		Cause		Disability		Duties
Name	Type of Benefit	($)		($)		($)
Thomas S. Wu,	Cash Severance	$6,600,000	(1)	$3,600,000	(2)	$6,600,000	(1)

Chairman, President and Chief Executive Officer	Accelerated Vesting of Options(3)	—		—		—

	Health Benefits	$39,425	(4)	—		—

	Plan Contributions	—		$6,000	(5)	—

	Total Value	$6,639,425		$3,606,000		$6,600,000

(1)	These amounts represent three times Mr. Wu’s highest annual compensation (i.e., base salary plus bonus) from the last three years immediately preceding a termination without cause, voluntary resignation following a change in duties, or change in control. A change of duties includes any material adverse change in or loss of title, office or significant authority or responsibility, material reduction in base salary or benefits (excluding bonus) or relocation of his principal place of employment by more than 25 miles from its location. These amounts are only payable (i) upon termination of Mr. Wu’s employment without cause, (ii) Mr. Wu’s voluntary resignation following a change in duties, or (iii) if, within 36 months following a change in control, Mr. Wu’s employment is terminated or Mr. Wu resigns following a change of duties at the time of the change in control. If Mr. Wu is terminated without cause, the amount will be paid in a lump sum or, at Mr. Wu’s election, in 36 monthly installments. If Mr. Wu is terminated or resigns upon a change of control, the amount will be paid in a lump sum. These figures were based on salary and bonus figures from fiscal year 2006.

(2)	If Mr. Wu’s employment is terminated because of disability or death, Mr. Wu’s employment agreement provides that he (or his Authorized Representative, as appropriate) is entitled to a lump sum payment in the amount of base salary that would have been earned over the remaining term of the employment agreement. The initial term of Mr. Wu’s employment agreement expired on August 16, 2007; however, the term is being extended on a daily basis until the Board decides otherwise, pursuant to the employment agreement.

(3)	Amounts in this row reflect the value of Mr. Wu’s unvested options that would be accelerated upon a termination without cause, death, disability, resignation following a change in duties, or termination or resignation upon a change in control. These amounts are calculated based on (i) the difference between (a) $6.88, the closing market price of a share of the Company’s Common Stock on December 31, 2008, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant. However, because the exercise prices for the unvested options held by Mr. Wu are greater than the closing price of the underlying shares at fiscal year-end, the options had no intrinsic value on December 31, 2008 and there is no value attributable to the acceleration of his unvested options.

(4)	Amounts reflect the value of life, medical and disability coverage for three years following the date of termination.

(5)	If Mr. Wu’s employment is terminated because of disability or death, Mr. Wu’s employment agreement provides that he (or his Authorized Representative, as appropriate) is entitled to the annual contributions that would have been paid on his behalf to any employee benefit plans offered by the Company over the remaining term of the employment agreement. The initial term of Mr. Wu’s employment agreement expired on August 16, 2007; however, the term is being extended on a daily basis until the Board of Directors decides otherwise, pursuant to the employment agreement.

Change in Control Agreements with Messrs. On, Shabudin, Tsui, and Kerr

On November 14, 2008, Mr. Craig S. On entered into a Change in Control Agreement with the Company. That same day, Mr. John M. Kerr amended his April 27, 2006 Change in Control Agreement, Mr. Ebrahim Shabudin amended his August 12, 2004 Change in Control Agreement, and Mr. Ka Wah (Tony) Tsui amended his April 26, 2007 Change in Control Agreement. These amendments, as well as Mr. On’s Change in Control Agreement, were made to comply with the requirements of Internal Revenue Code Section 409A and to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008.

These Change in Control Agreements are intended to provide for continuity of management if there is a change in control of the Company. Each of these agreements have an initial term of three years, and continuing at each anniversary date thereafter, the Board of Directors of the Company may extend each agreement for an additional year. Each of these agreements provide for the payment of severance to the Named Executive Officer upon a double trigger of both (1) a “change in control” and (2) a subsequent termination of regular employment (other than termination for cause) or resignation by the executive following any material adverse change in or loss of title, office, or significant authority or responsibility, material reduction in base salary or benefits or relocation of his principal place of employment by more than twenty-five miles, within thirty-six months following the “change in control”. “Change in control” is defined as (i) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as determined under Rule 13d of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the voting securities of the Company, or (ii) a plan of reorganization, merger, or consolidation, or a sale of all or substantially all of the assets of the Company. Upon the “change in control” and subsequent separation from service, (i) the Company will pay the executive a sum equal to three times his/her highest annual compensation (including bonus) over the previous three years, (ii) any unvested stock options of the executive will immediately vest and be exercisable within one year, and (iii) the executive will continue receiving life, medical, and disability coverage for an additional three years. In the case of Mr. Kerr, upon the “change in control” and subsequent separation from service, (i) the Company will pay the executive a sum equal to three times his/her highest annual compensation (excluding bonus) over the previous three years, (ii) any unvested stock options of the executive will immediately vest and be exercisable within one year, and (iii) the executive will continue receiving life, medical, and disability coverage for an additional three years. Mr. On’s Change in Control Agreement provides that in the event that Mr. On receives a severance payment pursuant to his Change in Control Agreement that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive an additional gross-up payment to pay for all taxes and tax penalties and interest imposed on the severance payment. If Mr. Shabudin, Mr. Tsui, or Mr. Kerr receives severance payment pursuant to his Change in Control Agreement that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will cap the total severance payment to the executive at the excise tax threshold so that no excise tax will be imposed, if the Company determines that the executive would receive a net-after tax benefit by doing so.

Pursuant to the Change in Control Agreements, we will not pay amounts that do not comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008. Additionally, the above Change in Control Agreements are subject to ARRA, which may, depending upon regulations from the Treasury, affect (to a greater or lesser extent) the Company’s execution of the terms of such agreements.

The following table provides the potential payments that Mr. T. Wu would have been entitled to receive pursuant to his employment agreement and that Messrs. On, Shabudin, Tsui and Kerr would have been entitled to receive pursuant to their Change in Control Agreements if their employment relationship with the Company had been terminated on December 31, 2008 following a change in control, in each case without regard to the amendments to those agreements to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008. However, if any of the Named Executive Officers had been terminated on December 31, 2008 following a change in control, the amounts shown in the table below would have been reduced to the extent necessary to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL
		Accelerated
		Vesting of	Health	280G
	Severance	Options	Benefits	Gross-Up	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)(5)	($)
Thomas S. Wu	$6,600,000	—	$39,425	$2,762,401	$9,401,826

Craig S. On	$1,125,000	$444,400	$21,996	$535,322	$2,126,718

Ebrahim Shabudin	$1,635,000	—	$39,425	—	$1,674,425

Ka Wah (Tony) Tsui	$1,380,000	—	$10,638	—	$1,390,638

John M. Kerr	$718,347	—	$31,116	—	$749,463

(1)	Severance is calculated as three times the highest annual compensation (i.e., base salary plus bonus) of the Named Executive Officer from the last three years immediately preceding the change in control and is only payable (i) upon termination of the Named Executive Officer’s employment within 36 months following a change in control or (ii) upon resignation following any material change in or loss of title, office or significant authority or responsibility, material reduction in base salary or benefits (excluding bonus) or relocation of his/her principal place of employment by more than 25 miles from its location at the time of the change in control. The severance figures for Messrs. Wu, Shabudin, and Tsui are based on base salary and bonus figures from fiscal year 2006. The severance amount for Mr. On is based on base salary and bonus figures from fiscal year 2008. Note that Mr. On’s severance pay was calculated using his base salary of $370,000. Even though Mr. On’s actual salary for 2008 was $294,959, such amount reflects the amount he actually received before and after taking the position of Chief Financial Officer during the course of the year. Mr. Kerr’s amount is based on his base salary from fiscal year 2007. Pursuant to Mr. Kerr’s Change in Control Agreement, the severance amount to which he was entitled was reduced to the maximum amount that could be paid without resulting in an excise tax.

(2)	Amounts in this column reflect the value of unvested options of the Named Executive Officer that would be accelerated upon a change in control. These amounts are calculated based on (i) the difference between (a) $6.88, the closing NASDAQ market price of a share of the Company’s Common Stock on December 31, 2008, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant. Except for Mr. On, since the exercise prices for the unvested option grants to the respective Named Executive Officers are greater than the closing price at fiscal year-end, there would be no intrinsic values associated with accelerating the Named Executive Officer’s unvested options.

(3)	Amounts in this column reflect the value of life, medical and disability coverage for three years following the date of termination.

(4)	To calculate the amounts in this column, we applied the Internal Revenue Code Section 280G regulations to the various benefits the executive officers would receive in order to determine if any 280G excise taxes would be triggered and if so, what amount of 280G gross-up payments would be required or whether the severance amount would be capped under the terms of the Change in Control Agreements.

(5)	As disclosed on Form 8-K filed on November 20, 2008, as long as the Treasury holds any securities of the Company pursuant to the TARP Capital Purchase Program, the Company may not make any golden parachute payments to our Named Executive Officers. Accordingly, Mr. Wu and Mr. On may not be entitled to receive a gross-up payment during the period that the Treasury owns any securities of the Company pursuant to the TARP Capital Purchase Program.

The following table sets forth the compensation earned in fiscal year 2008 for each non-employee director.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2008
			Change in
			Pension Value
			and
	Fees		Nonqualified
	Earned or	Option	Deferred
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	Earnings(4)	($)
Li-Lin Ko	$63,667	$179,980	$7,246	$250,893

Richard Li-Chung Wang	$60,000	$11,043	0	$71,043

Dennis Wu(5)	—	—	$163	$163

Pin Pin Chau(6)	$33,167	$98,552	$1,033	$132,752

Joseph J. Jou	$70,000	$135,229	$7,136	$212,365

James Kwok	$58,000	$5,370	0	$63,370

David S. Ng	$62,333	$157,742	$2,689	$222,764

Dr. Godwin Wong	$64,000	$34,680	$3,109	$101,789

Qingyuan Wan(7)	$15,467	$6,039	0	$21,506

Daniel P. Riley(8)	$5,550	$1,489	0	$7,039

(1)	Non-employee directors are paid an annual retainer of $50,000. An additional retainer of $10,000 is paid to the Chair of the Audit Committee as well as to the Chair of the Credit Committee. An additional retainer of $6,000 is paid to the Chairs of the other committees. The Lead Director is paid an additional retainer of $6,000. $4,000 is paid to members of Board committees, excluding the Chair. Expenses attendant to Board membership are reimbursed for each director. Directors are compensated for membership on a prorated basis if they join a committee during the course of a year.

(2)	The amount shown does not reflect compensation actually received by the named director. Instead, the amount shown is the compensation costs recognized by the Company in fiscal year 2008 for outstanding option awards as determined pursuant to SFAS 123R except that the amount does not reflect estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 24 of the Notes to

Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on March 16, 2009. The value a director actually realizes will depend on the extent to which the market value of the underlying stock exceeds the exercise price when the stock options are exercised. All non-employee directors of the Company are eligible to receive 24,000 options every 3 years to purchase Common Stock under the Company’s Equity Incentive Plan. The Equity Incentive Plan was adopted by the Company’s Board of Directors and stockholders on May 18, 2006. The grant date fair value of each equity award granted in 2008 computed in accordance with FAS 123R for each director is as follows: $36,523 for James Kwok, $42,910 for Daniel P. Riley, $67,476 for Qingyuan Wan, $53,983 for Richard Li-Chung Wang, and $110,813 for Dr. Godwin Wong.

(3)	All stock options have a three-year vesting period from the date of grant. As of December 31, 2008, the number of shares underlying outstanding options held by each non-employee director was: 176,000 by Li-Lin Ko; 24,000 by Richard Li-Chung Wang; 8,000 by Pin Pin Chau; 64,000 by Joseph J. Jou; 24,000 by James Kwok; 16,000 by David S. Ng; and 170,800 by Dr. Godwin Wong.

(4)	Amounts consist of above-market interest earned by the named director under the Company’s Director Deferred Compensation Plan, as established pursuant to SEC rules. Above-market interest was calculated using a 7.25% rate of return, which exceeds 120% of the applicable federal long-term rate of 4.46%.

(5)	Amount shown reflects above-market interest earned by Dennis Wu from contributions made as a non-employee director from May 19 to June 8, 2005. Above-market interest was calculated using a 7.25% rate of return, which exceeds 120% of the applicable federal long-term rate of 4.46%. Mr. Wu has not received any other compensation for his service as a director, other than during his time as a non-employee director from May 19 to June 8, 2005.

(6)	Ms. Pin Pin Chau resigned as a director of the Company and the Bank on July 25, 2008.

(7)	Mr. Qingyuan Wan was appointed director of the Company and Bank on September 25, 2008.

(8)	Mr. Daniel P. Riley was appointed director of the Company and Bank on November 24, 2008.

Director Deferred Compensation Plan

In January 2003, the Director Deferred Compensation Plan (the “Director Plan”) was adopted for the purpose of providing supplemental retirement benefits to non-employee directors in consideration of prior services rendered and as an inducement for their continued services in the future. The Director Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Director Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Director Plan intend for the arrangements under the Director Plan be unfunded for tax purposes and for purposes. For fiscal year 2008, the applicable interest rate for the Director Plan was 7.25%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of all reports of ownership furnished to us, or written representations that no forms were necessary, we believe that, during the fiscal year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Certain Relationships and Related Party Transactions

With the exception of the Minsheng Investment Agreement previously disclosed on Form 8-K on October 11, 2007, since January 1, 2008, the Company has not been a party to, and has no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeds or will exceed $120,000 and in which any current director, executive officer, principal stockholder that holds 5% of more of the Company’s Common Stock, or any member of the immediate family or any of the foregoing, had or will have a direct or indirect material interest with any transactions or loans pursuant to Regulation S-K Item 404.

The Company has written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. We annually require each of our directors, executive officers and principal stockholders to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The purpose of the questionnaire is to disclose certain business relationships, specifically any transactions, arrangements, or loans that have taken place between the director, officer, or principal stockholder and the Company. Such transactions also include those related to any family members or business interests of the insider. Our Legal Department annually reviews any transactions or relationships disclosed in the questionnaires and makes a determination as to whether any such transaction or relationship impairs the independence of a director or presents a conflict of interest on the part of a director, executive officer, or principal shareholder.

Additionally, as stated in the Company’s Code of Conduct, all insiders are required to discuss any potential related person transactions with the Office of the Corporate Counsel prior to engaging in any such transaction. The Company’s Code of Conduct is posted on the Company’s website at http://www.ucbh.com.

Security Ownership of Certain Beneficial Owners: Directors and Executive Officers

The following table sets forth how many shares of common stock our current directors and nominees for director, our executive officers named in the Summary Compensation Table in this proxy statement, and all directors and executive officers as a group owned as of March 31, 2009. This table also shows, as of March 31, 2009, the number of shares they had the right to acquire within 60 days of that date, and the number of common stock units credited to their accounts under the terms of the applicable benefit and deferral plans available to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS: DIRECTORS AND OFFICERS
		Options	Common
	Common	Exercisable within	Stock		Percent
Name	Stock Owned(1)	60 days of 3/31/09	Units(2)	Total	of Class
Non-Employee Directors

Pin Pin Chau(3)	67,693	16,000	—	83,693	*

Howard T. Hoover(4)	—	—	—	—	*

Joseph J. Jou	196,526	64,000	—	260,526	*

Li-Lin Ko	8,033	184,000	—	192,033	*

James Kwok	18,000	24,000	—	42,000	*

David S. Ng	22,000	24,000	—	46,000	*

Daniel P. Riley	100,000	—	—	100,000	*

Qingyuan Wan	—	—	—	—	*

Richard Li-Chung Wang	80,000	32,000	—	112,000	*

Godwin Wong	238,000	178,800	—	416,800	*

Named Executives

Thomas S. Wu	736,664	3,483,334	51,778	4,271,776	3.55%

Dennis Wu	1,000	228,000	6,421	235,421	*

Jonathan Downing(5)	26,941	890,000	—	916,941	*

Craig S. On	4,000	51,000	—	55,000	*

Ebrahim Shabudin	30,000	338,333	—	368,333	*

Ka Wah (Tony) Tsui	—	292,333	—	292,333	*

John M. Kerr	5,000	61,667	—	66,667	*

All Directors and Executive Officers as a Group (25 persons)	1,673,261	5,425,967	100,721	7,199,949	5.98%

*	Does not exceed 1.0% of the Company’s voting securities

(1)	All numbers are adjusted for stock splits as of the Record Date.

(2)	Includes Common Stock held in a unitized fund pursuant to the Company’s 401(k) plan. The number of shares of Common Stock reported is based on the value of the unitized units in the Company’s fund as reported on the Record Date.

(3)	Former Director.

(4)	Nominee for Director.

(5)	Mr. Downing passed away on May 12, 2008. These shares are owned by his estate.

Security Ownership of Certain Beneficial Owners: Principal Stockholders

The following table contains information regarding the persons and groups we know of that beneficially own 5% or more of our Common Stock as of December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS:
PRINCIPAL STOCKHOLDERS
			Percent of
	Amount and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Owned
China Minsheng Bank	11,545,986	(1)	9.84%
2 Fuxingmennei Avenue, Xicheng District
Beijing F4 100031
China

FMR, LLC	11,449,046	(2)	9.76%
82 Devonshire Street
Boston, MA 02109

Advisory Research, Inc.	10,657,481	(3)	9.09%
180 N. Stetson Street, Suite 5500
Chicago, IL 60601

Wellington Management Co., LLP	10,646,436	(4)	9.08%
75 State Street
Boston, MA 02109

Mazama Capital Management, Inc.	9,113,272	(5)	7.77%
One SW Columbia Street, Suite 1860
Portland, OR 97258

Barclays Global Investors	7,926,146	(6)	6.76%
400 Howard Street
San Francisco, CA 94105

Taube Hodson Stonex Partners, LLP	7,087,960	(7)	6.04%
57-59 St. James Street
London XO SW1A 1LD
United Kingdom

(1)	Based on information contained in a Schedule 13D filed with the SEC on January 2, 2009.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2009.

(3)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2009.

(4)	Based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2009.

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2009.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 5, 2009.

(7)	Based on information contained in a Schedule 13G/A filed with the SEC on January 28, 2009.

PROPOSAL 2.

APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

Under the present capital structure of the Company as set forth in the Second Amended and Restated Certificate of Incorporation, the Company has 190,000,000 authorized shares of capital stock, consisting of 180,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Board of Directors believes that this capital structure should be revised in consideration of the present and future needs of the Company. Accordingly, the Board has approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 180,000,000 to 340,000,000 shares (See Exhibit B which is the Certificate of Amendment to the Amended and Restated Certificate of Incorporation). The Board believes that this capital structure would provide the Company with more flexibility to issue, as needed, shares of its Common Stock for possible capital raising activities, including the potential closing of Step 3 of the Minsheng strategic investment (although neither Minsheng nor the Company has indicated yet whether it wishes to complete Step 3), and other general corporate purposes. Further authorization for the issuance of Common Stock will be solicited from security holders if such authorization is required by the Company’s Certificate of Incorporation, bylaws, applicable law, or NASDAQ rules.

The proposed amendment does not increase the number of authorized shares of Preferred Stock, or make any other changes to the Certificate of Incorporation. As of March 31, 2009 (record date), 120,436,096 shares of Common Stock were issued and outstanding and 417,972 shares of Preferred Stock were issued and outstanding. As of March 31, 2009, 32,936,248 shares of Common Stock were reserved for issuance in connection with Series B Preferred Stock and 7,847,732 shares of Common Stock were reserved for issuance in connection with Warrants convertible into Common Stock. As of March 31, 2009, 1,569,334 stock options were available for grant pursuant to the Company’s Equity Plan. The number of shares of Common Stock to be issued upon exercise of outstanding options as of March 31, 2009 was 15,126,679.

Stockholder Approval

Under Delaware law and the Company’s bylaws, the affirmative vote of a majority of the outstanding shares entitled to vote is required to constitute stockholder approval of this Proposal 2. Accordingly, shares as to which the “ABSTAIN” box has been selected on the proxy card with respect to this Proposal 2 will be counted as present and entitled to vote and shall have the effect of a vote against the proposal. Shares underlying broker non-votes shall be counted as present and entitled to vote on such proposal and shall have the effect of a vote against the proposal.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY.

PROPOSAL 3.

APPROVE A NON-BINDING ADVISORY RESOLUTION
REGARDING THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVES

The Emergency Economic Stabilization Act of 2008, which was recently amended by the 2009 American Recovery and Reinvestment Act, requires all recipients of financial assistance under TARP to permit their stockholders to cast a non-binding advisory vote on executive compensation during the period in which financial obligations provided under TARP remain outstanding. Accordingly, as a current TARP participant, we are providing our stockholders at the Meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executives contained in this proxy statement through the following resolution:

“RESOLVED, that the holders of the Company’s Common Stock approve the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2009 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and the related footnotes and narrative following the tables).”

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions for named executives.

As described in the CD&A in this Proxy Statement, the Board believes that the Company’s executive compensation programs and policies play an important role in attracting and retaining highly skilled management and therefore in achieving the Company’s objective of sustainable long-term growth in stockholder value. As a guiding principle, our executive compensation programs and policies are designed to motivate, retain and reward our executives for superior short- and long-term performance for the Company and its stockholders.

Although 2008 was a challenging year for the Company and the entire financial services industry, the Company’s focus during this difficult time has been to reposition itself to take advantage of the best opportunities for growth in the communities we serve in the United States and Greater China. To this end, we have taken steps to reduce our expenses, to streamline our business lines, and to strengthen our capital position. The 2008 compensation of the Company’s named executives reflects the difficult economic environment and the Company’s pay-for-performance philosophy, as well as recent legislation limiting executive compensation. None of our named executives received a year-end cash incentive, restricted stock or stock option awards for 2008 performance. The Compensation Committee believes that the Company’s compensation programs and policies and the compensation decisions for 2008 described in this proxy statement, including the CD&A, appropriately reward our named executives for their performance and will assist the Company in retaining our senior management team and generating future growth for the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL 4.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 was KPMG LLP. As previously disclosed on Form 8-K filed on March 12, 2008, the Audit Committee of the Company appointed KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, which was ratified by the stockholders at last year’s Annual Meeting. The Company’s Audit Committee has selected KPMG LLP as the independent registered public accounting firm for the Company for fiscal year ending December 31, 2009, subject to ratification of such selection by the stockholders.

Representatives of KPMG LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company.

THE BOARD OF DIRECTORS, ON BEHALF OF THE AUDIT COMMITTEE,
RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION
OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

INDEPENDENT AUDITOR FEES

We incurred the fees shown in the following table for professional services provided by KPMG LLP and PricewaterhouseCoopers LLP for 2008 and 2007:

Fees Billed to the Company	2008	2007

Audit fees(1)	$3,369,665	$1,996,800
Audit-related fees(2)	448,225	149,500
Tax fees(3)	49,171	63,275
All other fees	—	—

Total fees	$3,867,061	$2,209,575

(1)	Audit fees principally relate to the audit of our consolidated financial statements, the review of our quarterly financial statements included on our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, and consent and regulatory filings. The amount for 2008 includes $60,700 in professional services related to fiscal 2007 audit which were billed and paid in fiscal year 2008 to PricewaterhouseCoopers LLP.

(2)	Audit-related fees principally represent fees for proxy and registration statement related audit services for standalone subsidiary and other attest services. The amount for 2008 includes $3,000 in professional services related to the fiscal 2007 audit and $77,850 in professional services related to the fiscal 2008 audit, which were billed and paid in fiscal year 2008 to PricewaterhouseCoopers LLP.

(3)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other permissible tax planning and advice.

All of the services and fees described above were approved by the Company’s Audit Committee, which considered whether the provision of non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers LLP and KPMG LLP. Substantially all hours expended on the independent accountant’s engagement to audit the Company’s financial statement for the years ended December 31, 2008 and 2007, were attributed to work performed by persons that were full-time, permanent employees of the independent registered public accounting firm.

The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of certain services, including audit-related services, nonaudit-related services and tax services. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence. The Company reviews its relationship with the independent registered public accounting firm to ensure the continued quality and independence of its financial statement audits.

ADDITIONAL INFORMATION

Solicitation of Proxies

Proxies are solicited on behalf of the Company and the solicitation costs will be borne by the Company. In addition to the solicitation of proxies by mail, The Proxy Advisory Group, LLC, a proxy solicitation firm, will assist UCBH in soliciting proxies for the Meeting and will be paid a fee of $7,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank, without additional compensation. We will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Revocation of Proxies

A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.

Stockholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2010 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than December 21, 2009. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company which is received not less than one hundred twenty (120) calendar days prior to the date of the Company’s proxy statement released to the stockholders in connection with the prior year’s annual meeting. In the case of next year’s annual meeting, notice by the stockholder must be received before the close of business on December 21, 2009. Such stockholder’s notice to the Secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) their name and record address, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by each of them, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (v) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights (including the owner of such rights) to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by an entity over which the stockholder or beneficial owner has, directly or indirectly, control (as defined in Securities and Exchange Commission Rule 405 promulgated under the Securities Act of 1933, as amended, (viii) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is actually or potentially entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (ix) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided as set forth in the Company’s bylaws.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder of such shares to vote personally at the Meeting.

A copy of the Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company’s Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary

San Francisco, California
April 20, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ACCOMPANYING PROXY CARD IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A

UCBH HOLDINGS, INC. AND
UNITED COMMERCIAL BANK

CHARTER OF THE AUDIT COMMITTEE

STATEMENT OF POLICY

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the accounting, auditing, and financial reporting processes of the Company and the internal and external audit processes. In particular, the Committee focuses on the qualitative aspects of financial reporting to shareholders, processes to manage the business, operational and financial risks, and compliance with significant applicable ethical, legal and regulatory requirements as they relate to accounting, auditing, and financial reporting. In discharging its responsibilities, the Committee shall:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system, and resolution of regulatory examination findings.

•	Review and evaluate the audit procedures and results of the Company’s independent and internal audit.

•	Maintain free and open means of communication with the independent auditor, the Chief Audit Executive and management, including private sessions with each.

•	Maintain free and open means of communication (including procedures for confidential and anonymous submissions) between employees and the Committee for the receipt, retention, and processing of complaints regarding accounting or auditing matters, including suspicious or fraudulent activity.

•	Review and update this Charter for consideration by the Board of Directors and perform an evaluation of committee performance at least annually.

ORGANIZATION

The members of the Committee shall be appointed and may be removed by the Board of Directors. The Committee may initiate special investigations, and, if appropriate, may retain its own outside legal, accounting or other advisors and shall have the authority to determine the degree of independence required from those advisors. The Company shall provide appropriate funding as determined by the Committee to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee shall meet at least four times per year, including in executive session at least two times per year, and shall report directly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial performance, reporting and regulatory compliance. The Committee may also meet periodically by itself to discuss matters it determines require private Committee attention. A majority of the Committee shall be a quorum. The Committee shall maintain minutes and other relevant documentation of all of its meetings.

QUALIFICATIONS

The Committee shall be composed of at least three (3) directors. Each member of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market, the rules and regulations promulgated by the Securities and Exchange Commission and other applicable law, all as determined by the Board of Directors under applicable law. The members of the Committee, as determined by the Board of Directors, shall also meet applicable financial knowledge requirements, and at least one member shall be an “audit committee financial expert” as that term is defined in applicable rules. No member of the Committee shall have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

INDEPENDENT AUDITORS

The Committee shall have the sole authority to appoint, compensate, retain and oversee the independent auditor. The Committee shall review with the independent auditor the nature and scope of any disclosed relationships or professional services, shall approve in advance all audit and non-audit services, and shall take appropriate action to ensure the continuing independence of the accountant. The Committee shall disclose any approved non-audit services in periodic reports as required. The Committee shall set clear guidelines relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence.

The Committee shall, on an annual basis, obtain from the independent auditor written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and shall discuss with the independent auditor any disclosed relationships or services that may impact the independent auditor’s objectivity and independence. The Committee shall obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or any inquiry or investigation by any governmental authority involving any audits carried out by the independent auditor in the preceding five years and any steps taken to deal with any such issues. After reviewing the independent auditor’s report, the Committee shall evaluate the accountant’s qualifications, performance and independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. The Committee shall consider the opinions of management and the Chief Audit Executive in making such evaluation.

As required by law, the Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the firm itself.

The independent auditor shall report directly to the Committee. The independent auditor shall discuss with the Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the potential ramifications of using such alternative treatments. The independent auditor shall also inform the Committee of material written communications between the independent auditor and management.

The Committee shall discuss with the independent auditor, then disclose the matters to be discussed, pursuant to the Statement of Auditing Standards No. 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management.

INTERNAL AUDIT

The Chief Audit Executive shall report directly to the Chair of the Committee, with administrative oversight provided by an appropriate executive officer of the Company. The Committee will oversee the internal audit function to assess the adequacy and effectiveness of the internal control and financial reporting systems and to determine that the Chief Audit Executive is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures, systems, operations, and regulatory compliance of the Company and its affiliates.

FINANCIAL REPORTING OVERSIGHT

In discharging its responsibilities to oversee governmental and public reporting of financial information, the Committee shall:

•	Review the annual financial statements, to be included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management and the independent auditor. Review with the independent auditor the results of its annual examination of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees and shall ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements. It is not the responsibility of the Committee to prepare and certify the Company’s financial statements, plan or conduct audits, determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, guaranty the independent auditor’s report or guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full time employees of the Company and are not performing the functions of accountants or auditors.

•	Review the quarterly financial results and information with financial management, the independent auditor, and the Chief Audit Executive to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the Committee by the independent accountant.

•	Review and discuss with management and/or the independent auditor management’s assessment of internal controls, and the resolution of any identified significant deficiency or material weakness and reportable conditions in the Company’s internal controls; and review the Company’s anti-fraud program annually including management’s overall risk assessment, controls and testing performed.

•	Review the types of presentation and information to be included in earnings press releases.

•	Review the form and content of the certification documents for Form 10-Q and Form 10-K with the independent auditor, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company.

•	Prepare, review and approve the annual proxy disclosure regarding the activities and report of the Committee.

•	Resolve any disagreements between management and the independent auditor regarding financial reporting.

•	Review and maintain, as appropriate, compliance with the Company’s code of conduct.

•	Review the Bank’s regulatory compliance program and management reports required to be issued by the applicable bank regulators and corresponding attestation reports of the independent auditors.

•	Establish and oversee procedures for the receipt, retention, and treatment of (“Whistleblower”) complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review and reassess the adequacy of this Charter on an annual basis.

•	Review and approve or disapprove all significant related party transactions and potential conflict of interest situations.

Exhibit B

CERTIFICATE OF AMENDMENT

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

UCBH HOLDINGS, INC.

UCBH Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:  That by unanimous written consent of the Board of Directors of UCBH Holdings, Inc. held on April 3, 2009, resolutions were adopted setting forth a proposed amendment to Article FOURTH, Section A of the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that subject to approval by the Corporation’s stockholders, Article FOURTH, Section A of the Second Amended and Restated Certificate of Incorporation of UCBH Holdings, Inc. shall be amended to read, in its entirety, as follows:

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred fifty million (350,000,000) consisting of:

1. Ten million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2. Three hundred forty million (340,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law or the State of Delaware.

IN WITNESS WHEREOF, UCBH Holdings, Inc. has caused this certificate, which amends the Second Amended and Restated Certificate of Incorporation and which has been duly adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware, to be executed and attested by its duly authorized officer this           day of May 2009.

UCBH Holdings, Inc.

By:
Thomas S. Wu
Chairman of the Board
President and Chief Executive Officer

B-1

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY
UCBH HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2009 • 10:00 a.m. Pacific Time
     The undersigned hereby appoints Li-Lin Ko and Dr. Godwin Wong, the members of the proxy committee of the Board of Directors of UCBH Holdings, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 21, 2009 at 10:00 a.m. Pacific Time, at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any and all adjournments thereof (the “Annual Meeting”), as indicated on the reverse side.
     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted in accordance with the recommendations of the Board for Proposals 1, 2, 3 and 4 (“FOR” all of the nominees for director to the Board, “FOR” the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock, “FOR” the approval of a non-binding resolution regarding the compensation of the Company’s named executives, and “FOR” the ratification of the appointment of the independent registered public accounting firm). If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲
You can now access your UCBH Holdings, Inc. account online.
Access your UCBH Holdings, Inc. stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for UCBH Holdings, Inc. now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-877-899-9098

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Please mark your votes as indicated in this example	☒

1.
To elect four Class II directors nominated by the Board to serve until the 2012 Annual Meeting of Stockholders and one Class III director nominated by the Board to serve until the 2010 Annual Meeting of Stockholders:

		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01	Howard T. Hoover	☐	☐	☐	04 Daniel P. Riley	☐	☐	☐

02	Joseph J. Jou	☐	☐	☐	05 Qingyuan Wan	☐	☐	☐

03	David S. Ng	☐	☐	☐

2. Proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executives.	☐	☐	☐
4. Proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 20, 2009 relating to this meeting and of the 2008 Annual Report to Stockholders.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲  FOLD AND DETACH HERE ▲

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/ucbh
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.